Exhibit 4.13

                             AGENCY AGREEMENT
                             ----------------

February 28, 2002


Cardiome Pharma Corp.
3650 Wesbrook Mall
Vancouver, B.C.
V6S 2L2

Attention: Bob Rieder, President and Chief Executive Officer
------------------------------------------------------------

Dear Sirs:

We understand that the authorized capital of Cardiome Pharma Corp. (the "Company"), a British Columbia company, consists of 200,000,000 common shares ("Common Shares"). We further understand that the Company, upon the terms and conditions and for the purposes set forth in the (final) prospectus to be dated on or about February 28, 2002, proposes to issue and offer for sale a minimum of 19,378,313 and a maximum of 29,067,469 units ("Offered Units") at a price of $0.83 per unit (the "Offering Price"). Each unit (a "Unit") will consist of one Common Share and one-quarter of one Common Share purchase warrant (a "Warrant"). Each whole Warrant will be exercisable for one Common Share at an exercise price of $1.66 for a period of 24 months from the Closing Date (as hereinafter defined). The Company also proposes to issue and offer for sale up to an additional 9,689,157 Units pursuant to an Over-Allotment Option described below (collectively the "Optioned Units"); and up to that number equal to 15% of the number of Units sold at Closing pursuant to a Greenshoe Option described below (collectively the "Greenshoe Units"), all in accordance with and on the terms and conditions set forth in this Agreement. The Common Shares and the Warrants forming the Units have the material attributes described in the (final) prospectus of the Company to be dated February 28, 2002.

1.   APPOINTMENT OF AGENTS
     ---------------------

(1) Based upon the foregoing and subject to the terms and conditions set out below, the Company hereby appoints Sprott Securities Inc. ("Sprott") and Raymond James Ltd., (collectively, the "Agents" and, individually, an "Agent") to act as its sole and exclusive agents, and the Agents hereby accept such appointment, to effect the sale of the Offered Units for an aggregate purchase price of a minimum of $16,084,000 and a maximum of $24,126,000 (exclusive of any Optioned Units or Greenshoe Units) (the "Offering"), on a best efforts basis to persons resident in Qualifying Jurisdictions (as hereinafter defined) and to persons resident offshore or in the United States on a private placement best efforts basis. The Agents agree to use their best efforts to sell the Offered Units, but it is hereby understood and agreed that the Agents shall act as agent only and are under no obligation to purchase any of the Offered Units, although any Agent may subscribe for Offered Units, subject to applicable laws, if it so desires.

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(2)  The Agents may engage other persons, selected at their sole discretion, to offer securities in the United States who are members of the National Association of Securities Dealers, Inc., ("NASD") and who have entered into a selected dealers agreement (each such person being hereinafter referred to as a "Selected Dealer") with one or both of the Agents pursuant to which such Selected Dealer agrees to comply with all the obligations of the Agents hereunder as if such Selected Dealer were a party hereto for the benefit of the Company, and the Agents may allow such persons to receive such part of the compensation and payment of expenses payable to the Agents hereunder as the Agents shall determine.

(3) The Company (on the basis set out in the first paragraph hereof) hereby grants to the Agents an option (the "Over-Allotment Option") to purchase and/or offer for sale to the public the Optioned Units at the Offering Price, all upon the terms and conditions set forth herein for the purchase and sale of the Offered Units. Subject to regulatory approval, the Over-Allotment Option shall be exercisable at any time from the date hereof until 48 hours prior to the Closing Time (as defined below) (the "Over-Allotment Option Expiry Time"). The Over-Allotment Option shall be exercisable in whole or in part by Sprott, on behalf of the Agents, by giving written notice to the Company not later than the Over-Allotment Option Expiry Time, specifying the number of Optioned Units to be purchased. Upon furnishing such notice, the Company shall sell, in accordance with and subject to the provisions hereof, the number of Optioned Units indicated in such notice.

(4) The Company (on the basis set out in the first paragraph hereof) hereby grants to the Agents an option (the "Greenshoe Option") to purchase and/or offer for sale to the public the Greenshoe Units at the Offering Price, all upon the terms and conditions set forth herein for the purchase and sale of the Offered Units. The Greenshoe Option is solely to cover over-allotments, if any. The Greenshoe Option shall be exercisable at any time from the date hereof and for a period ending 60 days after the Closing Date (as defined below) (the "Greenshoe Option Expiry Date"). The Greenshoe Option shall be exercisable in whole or in part by Sprott, on behalf of the Agents, by giving written notice to the Company not later than 5:00 p.m. (Toronto time) on the Greenshoe Option Expiry Date, specifying the number of Greenshoe Units to be purchased and the date and time of completion of the sale of the Greenshoe Units (which shall not be less than three business days after the date of notice and not more than five business days after the Greenshoe Option Expiry Date). Upon furnishing such notice, the Agents shall purchase and the Company shall sell, in accordance with and subject to the provisions hereof, the number of Greenshoe Units indicated in such notice.

(5)  In this Agreement:

     (a)  "1933 Act" means the United States Securities Act of 1933, as amended;

     (b) "Acquisition" means the acquisition of Paralex, Inc. pursuant to the terms and conditions of an agreement and plan of merger dated as of

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          December 21, 2001 (the "Merger Agreement") between the Company,
          Paralex, Inc. and Cardiome, Inc., as amended;

     (c) "Agents' Commission" has the meaning ascribed thereto in Section 3 of this Agreement;

     (d) "Agents' Personnel" has the meaning ascribed thereto in Subsection 13(a) hereof;

     (e) "Agreement" means this agreement between the Company and the Agents dated as of the date hereof;

     (f) "Alternative Transaction" has the meaning ascribed thereto in Subsection 4(e) hereof;

     (g)  "Auditors" means Ernst & Young LLP, the auditors of the Company;

     (h) "Audited Financial Statements" means the audited consolidated financial statements of the Company as at and for the twelve month period ended November 30, 2001;

     (i) "business day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in the City of Toronto or the City of Vancouver;

     (j) "Closing" means the completion of the issue and sale by the Company of the Offered Units and the Optioned Units, as the case may be, pursuant to this Agreement;

     (k) "Closing Date" means the date or dates on which the Closing will be completed, the first of which shall be March 8, 2002, or such other date as agreed to by the Company and the Agents provided that (i) the purchase and sale of at least 19,379,845 Units shall have been completed on the first Closing Date; and (ii) in no event shall a Closing occur later than May 8, 2002;

     (l) "Closing Time" means 8:30 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Agents may agree upon;

     (m) "Common Shares" has the meaning ascribed thereto in the first paragraph of this Agreement;

     (n) "Disclosure Certificate" has the meaning ascribed thereto in Subsection 6(b);

     (o)  "Exchange" means The Toronto Stock Exchange;

     (p) "final MRRS Decision Document" means the decision document issued in accordance with the Mutual Reliance Review System evidencing that final receipts for the Prospectus have been issued for each of the Qualifying Jurisdictions;

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     (q)  "Financial Information" has the meaning ascribed thereto in clause
          6(c)(i) hereof;

     (r) "Greenshoe Option" has the meaning ascribed thereof in Subsection 1(4) of this Agreement;

     (s) "Greenshoe Option Expiry Date" has the meaning ascribed thereto in Subsection 1(4) of this Agreement;

     (t) "Greenshoe Units" has the meaning ascribed thereto in the first paragraph of this Agreement;

     (u) "Intellectual Property" has the meaning ascribed thereto in subsection 2(nn) hereof;

     (v) "Material Agreements" with respect to any company means any agreement to which such company is a party or by which it is bound that is material to the assets and properties, business, results of operations, prospects or condition (financial or otherwise) of such company (on a consolidated basis);

     (w) "misrepresentation", "material fact" and "material change" have the respective meanings ascribed thereto in the Securities Act (Ontario) except as otherwise expressly provided in this Agreement;

     (x) "Mutual Reliance Review System" means the mutual reliance review system provided for under National Policy 43-201 Mutual Reliance Review System for Prospectuses and Annual Information Forms of the Canadian Securities Administrators;

     (y) "Offering" means the issuance and offering for sale to the public of the Offered Units, the Optioned Units and the Greenshoe Units pursuant to the terms hereof;

     (z) "Offering Price" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

    (aa) "Offered Units" has the meaning ascribed thereto in the first paragraph of this Agreement;

    (bb) "Optioned Units" has the meaning ascribed thereto in the first paragraph of this Agreement;

    (cc) "Over-Allotment Option" has the meaning ascribed thereto in Subsection 1(3) of the Agreement;

    (dd) "Over-Allotment Option Expiry Time" has the meaning ascribed thereto in Subsection 1(3) of this Agreement;

    (ee) "Paralex Financial Statements" means the audited financial statements of Paralex Inc. for the period from incorporation until November 30, 2001;

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    (ff)  "preliminary MRRS Decision Document" means the decision document issued in accordance with the Mutual Reliance Review System evidencing that receipts for the Preliminary Prospectus have been issued for each of the Qualifying Jurisdictions;

    (gg) "Preliminary Prospectus" means the preliminary prospectus of the Company dated February 5, 2002;

    (hh) "Prospectus" means the (final) prospectus of the Company to be dated on or about February 28, 2002;

    (ii) "Qualifying Jurisdictions" means each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec;

    (jj) "Reporting Jurisdictions" means each of British Columbia, Alberta, Ontario, Quebec and the Yukon;

    (kk) "Securities Laws" means the applicable securities laws, regulations, rules, published policy statements and prescribed forms, collectively, of each of the Qualifying Jurisdictions and the rules of the Exchange;

    (ll) "Securities Regulators" means the securities commission or similar regulatory authority in each of the Qualifying Jurisdictions;

    (mm) "Selected Dealer" shall have the meaning ascribed thereto in Subsection 1(2) of this Agreement and, for greater certainty, shall include Paramount Capital, Inc.

    (nn) "Significant Interest Companies" means those companies (other than the Subsidiaries) in which the Company owns beneficially or exercises control or direction over 20% or more of the outstanding voting securities;

    (oo) "Subsidiaries" means the subsidiaries of the Company more particularly listed in paragraph 2(b) hereof;

    (pp) "Supplementary Material" has the meaning ascribed thereto in Section 8 of this Agreement;

    (qq) "US Securities Laws" means the 1933 Act, all rules and regulations promulgated thereunder and the applicable securities ("blue sky") laws of the states of the United States; and

    (rr) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

Any reference in this Agreement to any Section, Subsection or Subparagraph shall refer to a Section, Subsection or Subparagraph of this Agreement.

Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

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All defined terms herein denoted by initial capital letters and not otherwise defined have the meanings attributed thereto in the Preliminary Prospectus.

The following schedules are attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

     Schedule "A" - Form of Agents' Certificate
     Schedule "B" - Form of Compensation Warrant
     Schedule "C" - Form of U.S. Subscription Agreement

2.   REPRESENTATIONS, WARRANTIES & COVENANTS OF THE COMPANY
     ------------------------------------------------------

The Company hereby represents and warrants to and with the Agents that as at the date hereof:

(a) the Company and each of the Subsidiaries has been duly incorporated and is existing under the laws of its jurisdiction of incorporation and has all requisite power and authority necessary to, and is qualified to, carry on its business as now conducted and to own or lease its properties and assets in all jurisdictions in which it currently carries on business and/ or owns or leases its properties and assets; and the Company has all required corporate power and authority to undertake the Offering;

(b) the Company has no subsidiaries other than the Subsidiaries and no Significant Interest Companies and the Company beneficially owns, directly or indirectly, the percentage indicated below of all the issued and outstanding shares in the capital of each of the Subsidiaries free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, and, to the best of the Company's knowledge all of such shares have been duly authorized and validly issued and are outstanding as fully-paid shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of any Subsidiary or any other security convertible into or exchangeable for any such shares:

      --------------------------------------------------------------------------
      Name of Subsidiary   Jurisdiction of Incorporation   Beneficial Ownership
                                                           by the Company
      --------------------------------------------------------------------------
      Rhythm-Search             British Columbia                  100%
      Developments Ltd.
      --------------------------------------------------------------------------
      Cardiome, Inc.            Delaware                          100%
      --------------------------------------------------------------------------
      Atriven Cardiology Corp.  Canada                            100%
      --------------------------------------------------------------------------

(c) the authorized capital of the Company consists of 200,000,000 Common Shares, of which, as at February 27, 2002, 43,070,181 Common Shares are issued and outstanding;

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(d)   the currently issued and outstanding Common Shares are listed and posted for trading on the Exchange and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Offered Units, the Optioned Units or the Greenshoe Units or the trading of any of the Company's issued securities has been issued by a Securities Regulator and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened;

(e) to the knowledge of the Company, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company or any of its Subsidiaries;

(f) except as set forth in the Prospectus or the Disclosure Certificate, no person, firm or company, as of the date hereof, has any agreement or option, or any right or privilege (whether preemptive or contractual) capable of becoming an agreement or option, for the purchase, subscription or issuance of any Common Shares, any securities of the Subsidiaries or for any securities convertible into or exchangeable for Common Shares or any securities of the Subsidiaries;

(g) the Company is a reporting issuer or its equivalent under the Securities Laws of each of the Reporting Jurisdictions and is a "qualifying issuer" as such term is defined in Multilateral Instrument 45-102 Resale of Securities; the Company is not in default in any material respect of any requirement of the Securities Laws of the Reporting Jurisdictions and the Company is not included on a list of defaulting reporting issuers maintained by any of the securities regulatory authorities in the Reporting Jurisdictions. In particular, without limiting the foregoing, the Company is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and since November 30, 2001 (other than in respect of material change reports previously filed on a confidential basis and thereafter made public or material change reports previously filed on a confidential basis and in respect of which no material change ever resulted) no such disclosure has been made on a confidential basis and there is no material change relating to the Company which has occurred and with respect to which the requisite material change statement has not been filed;

(h) each of the Company and its Subsidiaries has conducted and is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now or proposed to be conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Closing Time be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Company and its Subsidiaries, and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries or on the power or authority of each of the Company and its Subsidiaries to perform its obligations under this Agreement or the Material Agreements;

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(i)   neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary to conduct the business now owned or operated by it which, if the subject of an unfavourable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company or any of its Subsidiaries;

(j) neither the Company nor, to the best of the Company's knowledge, any other party to a Material Agreement with the Company is in material default in the observance or performance of any term or obligation to be performed by it under any Material Agreement to which the Company is a party and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries (on a consolidated basis);

(k) the execution and delivery of this Agreement and the performance of the transactions contemplated hereunder does not and will not:

      (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities association or other third party, except:
              (i) such as have been obtained; or (ii) such as may be required under the applicable by-laws, policies, regulations and prescribed forms of the Exchange (subject to applicable listing conditions);

      (ii) result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

              (A) any of the terms, conditions or provisions of the articles, by-laws or resolutions of the shareholders, directors or any committee of directors of the Company or any of its Subsidiaries or any material indenture, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or they are contractually bound; or
              (B) to the best of the Company's knowledge, any statute, rule, regulation or law applicable to the Company or any of its Subsidiaries, including, without limitation, the Securities Laws, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries; and

      (iii) give rise to any lien, charge or claim in or with respect to the properties or assets now owned by the Company or its Subsidiaries or the acceleration of or the maturity of any debt under any

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              indenture, mortgage, lease, agreement or instrument binding or affecting any of them or any of their properties;

(l) the Company is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company and its Subsidiaries, considered as a whole;

(m) the Company has, and to the best of the Company's knowledge the directors and officers of the Company have, answered every question or inquiry of the Agents and their counsel in connection with the Agents' due diligence investigations fully and truthfully;

(n) the Company has all required corporate power and authority to create, issue and sell the Offered Units, the Optioned Units and the Greenshoe Units and to enter into and to carry out the provisions of this Agreement;

(o) the Company's Auditors are independent public accountants as required by the Securities Laws and U.S. Securities Laws; there has never been any reportable disagreement (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the present or any former auditor of the Company;

(p) each of the Company and its Subsidiaries has filed all federal, provincial, state, local and foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

(q) the Company has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company and the Subsidiaries, and there are no audits known by the Company's management to be pending of the tax returns of the Company or the Subsidiaries (whether federal, state, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Subsidiaries;

(r) no domestic or foreign taxation authority has asserted or, to the best of the Company's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or the Subsidiaries (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Subsidiaries;

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(s)   each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(t) at the Closing Time, the Company will have filed all documents, taken all proceedings and obtained all regulatory consents necessary (including, without limitation, consents of the Exchange) in connection with the sale of the Offered Units, the Optioned Units and the Greenshoe Units;

(u) all the information and statements contained in the Preliminary Prospectus and the Prospectus shall, at the respective dates of delivery thereof, constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Company, Paralex, Inc., the Subsidiaries, the Offered Units and the Greenshoe Units (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents relating to the Agents specifically for use therein);

(v) the Preliminary Prospectus, the Prospectus and any Supplementary Material shall contain the disclosure required by all requirements of the Securities Laws;

(w) this Agreement and all other agreements required in connection with the issue and sale of the Offered Units, the Optioned Units and the Greenshoe Units and each of the Material Agreements to which the Company is a party, including but not limited to, the Merger Agreement, shall be, as at the date of the Prospectus, duly authorized, executed and delivered by the Company and shall be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution);

(x) the attributes of the Offered Units, the Optioned Units and the Greenshoe Units will, at the Closing Time, conform in all material respects with the description thereof contained in the Prospectus;

(y) other than the Agents, any Selected Dealers or any subagents, there is no person acting or purporting to act at the request of the Company or the Subsidiaries who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein and in the event any person acting or purporting to act for the Company or the Subsidiaries establishes a claim for any such fee from the Agents, the Company covenants to indemnify and hold harmless the Agents with respect thereto and with respect to all costs incurred in the defence thereof;

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(z)   the minute books and corporate records of the Company, its Subsidiaries and, to the best of the Company's knowledge, Paralex, Inc. requested by and made available to Aird & Berlis LLP in connection with its due diligence investigations of the Company for the periods from its date of incorporation or amalgamation to the date of examination thereof contain all material proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of the Company and there have been no other meetings where Company business was transacted, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors of the Company to the date hereof of such corporate records and minute books not reflected in such minute books and other records;

(aa) there is not, in the constating documents or by-laws of the Company or the Subsidiaries or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company or the Subsidiaries is party, any restriction upon or impediment to the declaration of payment of dividends by the directors of the Company or the Subsidiaries on the payment of dividends by the Company or the Subsidiaries to the holders of its securities;

(bb) Pacific Corporate Trust Company, at its principal offices in the cities of Toronto and Vancouver, has been duly appointed transfer agent and registrar for the Common Shares;

(cc)  the Audited Financial Statements of the Company:

      (i) have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

      (ii) present fully, fairly and correctly, in all material respects, the assets, liabilities and financial condition of the Company and its Subsidiaries as at November 30, 2001, respectively, and the results of its operations and the changes in its financial position for the periods then ended;

      (iii)   are in accordance with the books and records of the Company;

      (iv) contain and reflect all necessary material adjustments for a fair presentation of the results of operations and the financial condition of the business of the Company and its Subsidiaries on a basis for the periods covered thereby; and

      (v) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and its Subsidiaries;

(dd) since November 30, 2001, there has been no material adverse change in the financial position or condition of the business of the Company or its Subsidiaries, from that indicated by the Audited Financial Statements, nor has there been any material adverse change in the affairs, business, prospects, liabilities, assets, operations or condition of the business (financial or otherwise) that the Company is aware of;

(ee) except as set forth in the Disclosure Certificate, there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the business, operations or condition (financial or otherwise) of the Company or the Subsidiaries or its properties or assets or which affects or may affect the distribution of Offered Units, the Optioned Units or the Greenshoe Units and except as set forth in the Disclosure Certificate, since November 30, 2001, no bonuses have been paid or are payable to any director or officer of the Company;



(ff) except as disclosed in the Prospectus, none of the directors or officers of the Company, any holder of more than ten per cent of any class of shares of the Company, or any associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the Securities Act (Ontario)), has any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Company or the Subsidiaries on a consolidated basis;

(gg) with respect to each premises which is material to the Company on a consolidated basis and which the Company or any of its Subsidiaries occupies as tenant (the "Leased Premises"), the Company or such Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and/or its Subsidiaries occupies the Leased Premises is in good standing and in full force and effect;

(hh) there has not been and there is not currently any labour disruption or conflict which is adversely affecting or could adversely affect, in a material manner, the carrying on of the Company's or any Subsidiary's business, considered as a whole;

(ii) the Company has procured and maintains adequate insurance against all insurable risks that the Company is aware of which are material to the Company and its Subsidiaries, considered as a whole;

(jj) except as set forth in the Disclosure Certificate, each of the Company and the Subsidiaries and, to the best of the Company's knowledge, Paralex, Inc. has not caused or permitted the release, in any manner whatsoever, of any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (collectively, "Hazardous Substances") on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties with respect to which the Company or the Subsidiaries is or may reasonably be alleged to have material liability nor has it or any of the Subsidiaries received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations or any orders, directions or decisions rendered by any ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to dealing with Hazardous Substances;

(kk) no securities commission or other regulatory authority has issued any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus;

(ll) the Company and the Subsidiaries are entitled to use, without payment of any material royalty or other fee all of the tradenames, trademarks, patents, designs, processes, copy rights and licenses currently used by the Company and/or the Subsidiaries in carrying on its business (the "Intellectual Property") including, but not limited to, the Intellectual Property listed in the Disclosure Certificate, such Intellectual Property being the only tradenames, trademarks, patents, designs, processes, copyrights and licences required in connection with the business and now used by the Company and/or the Subsidiaries in the course of carrying on its business;

(mm) there are no material restrictions on the ability of the Company or its Subsidiaries to use and exploit all rights in the Intellectual Property required in the ordinary course of the Company's or its Subsidiaries' business. None of the rights of the Company or its Subsidiaries in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement. To the best of the knowledge of the Company, the conduct of the business of each of the Company and its Subsidiaries and the use of the Intellectual Property does not infringe, and each of the Company and its Subsidiaries has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other intellectual property or proprietary right of any other person, and the conduct of the business of each of the Company and its Subsidiaries does not, to the best of the Company's knowledge, include any activity which may constitute passing off. Each of the Company and its Subsidiaries has no notice of any infringements of the Intellectual Property or material claims against the Intellectual Property by any third party; and

(nn) to the best of the Company's knowledge, the representations and warranties of Paralex Inc. contained in Article 2 of the Merger Agreement are true and correct as at the date hereof.

      The Company further acknowledges that the Agents are relying upon such representations, warranties, covenants and agreements.

      Each certificate required to be provided in accordance with the terms of this Agreement, signed by any two officers of the Company and delivered to the Agents or counsel for the Agents shall be deemed to be a representation and warranty by the Company to the Agents as to the matters covered by such certificate.

3.   AGENTS' COMPENSATION
     --------------------

(a) In consideration for the Agents' services in: (a) assisting in the preparation of this Agreement, the Preliminary Prospectus, the Prospectus and any Supplementary Material; (b) forming and managing banking, selling or other groups for the distribution of the Offered Units, the Optioned Units and the Greenshoe Units, as the case may be; (c) distributing the Offered Units, the Optioned Units and the Greenshoe Units, as the case may be, both directly and through other registered dealers and brokers in the Qualifying Jurisdictions, United States and offshore; and (d) all other matters in connection with the issue and sale of the Offered Units, the Optioned Units and the Greenshoe Units, as the case may be, in the Qualifying Jurisdictions, United States and offshore, the Company agrees to pay, or cause to be paid, to Sprott, on behalf of the Agents, by certified cheque or bank draft at the Closing Time or deducted from the gross proceeds paid by Sprott to the Company, a fee (the "Agents' Commission") equal to 7% of the gross proceeds of the sale of the Offered Units, the Optioned Units and the Greenshoe Units.

(b) In addition to the Agents' Commission, as additional consideration for the performance of its obligations hereunder, the Company shall issue to the Agents or, subject to applicable Securities Laws, as they may direct at the Closing Time, compensation warrants (the "Compensation Warrants"), substantially in the form set out in Schedule "B" hereto, entitling the Agents to purchase, in the aggregate, that number of Units equal to 10% of the aggregate number of Offered Units, Optioned Units and Greenshoe Units sold pursuant to the Offering exercisable for a period of 24 months following the Closing Date at an exercise price equal to 115% of the Offering Price or such other price that is agreed upon by the Company and Sprott, which is acceptable to the Exchange.

4.   CLOSING PROCEDURES AND ELECTION FOR GREENSHOE UNITS
     ---------------------------------------------------

(a) The purchase of the Offered Units shall be completed at the Closing Time on the Closing Date at the offices of Catalyst Corporate Finance Lawyers, Suite 1400, 1055 West Hastings Street, Vancouver, B.C. V6E 2E9, or at such other place as Sprott and the Company may agree. If the Agents exercise the Over-Allotment Option in whole or in part, in accordance with the provisions hereof, the purchase and sale of the Optioned Units shall be completed in the same manner as the Offered Units and at the Closing Time. All provisions of this Agreement with respect to the sale of the Offered Units shall apply, mutatis mutandis, to the sale of the Optioned Units.

(b) If the Agents exercise the Greenshoe Option in whole or in part from time to time, in accordance with the provisions hereof, the purchase and sale of such Greenshoe Units shall be completed in the same manner as the Closing (the "Additional Closing") but at the time and on the date (the "Additional Closing Time" and "Additional Closing Date") set for such purchase in the notice provided to the Company by Sprott, on behalf of the Agents. All provisions of this Agreement with respect to the sale of the Offered Units shall apply (except for the provisions of Section 12 in respect of which only subsections 12(a), (d), (e), (f), (g) and (h) shall apply), mutatis mutandis, to the sale of the Greenshoe Units at any Additional Closing, with the Additional Closing Time being substituted for the Closing Time, the Additional Closing Date being substituted for the Closing Date, the Greenshoe Units being substituted for the Offered Units, and any other required substitutions being made. If the Greenshoe Option is exercised at least two business days prior to the Closing Time, the sale of the Greenshoe Units shall be made contemporaneously with the sale of the Offered Units.

(c) The issue and sale of the Offered Units shall be completed by the Company issuing and delivering to the Agents (i) one certificate representing the Common Shares forming part of the Units to be issued and sold to Canadian and other non-U.S. purchasers; (ii) certificates containing the appropriate legend representing the Common Shares forming part of the Units to be issued and sold to purchasers resident in the United States;
      (iii) one certificate representing the Warrants forming part of the Units to be issued and sold to Canadian and other non-U.S. purchasers; and (iv) certificates containing the appropriate legend representing the Warrants forming part of the Units to be issued and sold to purchasers resident in the United States, each of such certificates duly registered in the names of purchasers as the Agents shall notify the Company in writing not less than two business days prior to the Closing Time. Contemporaneously therewith: (i) Sprott on behalf of the Agents, shall pay to the Company, or as it may direct, the purchase price for the Offered Units and, if applicable, the Optioned Units in Canadian funds by certified cheque or bank draft; and (ii) the Company, shall pay to Sprott, on behalf of the Agents, the Agents' Commission in the manner described in Section 3 hereof.

(d) The Company shall make all necessary arrangements for the exchange of the certificates representing the Offered Units delivered at the Closing Time at the principal offices of Pacific Corporate Trust Company in the Cities of Toronto and Vancouver for certificates representing the aggregate number of Offered Units and, if applicable, the Optioned Units in such denominations and registered in such names as shall be designated by or on behalf of the Agents not less than two business days prior to the Closing Time. All such exchanges are to be made without cost to the Agents.

(e) If the Offering is not completed due to the Company's failure to proceed because of an Alternative Transaction which is entered into by the Company or any of its Subsidiaries on or before March 1, 2002, the Company shall, within 10 days of the consummation of such Alternative Transaction, pay the Agents a fee equal to U.S. $150,000 plus all of the Agents' expenses and disbursements to date (including, without limitation, fees and disbursements of the Agents' legal counsel). For the purposes hereof, an "Alternative Transaction" means an issuance of securities of the Company in excess of 5% of the total value or number of securities currently outstanding or a business transaction involving the Company or any of its Subsidiaries including, without limitation, a merger, amalgamation, arrangement, reorganization, joint venture, sale of all or substantially all assets, exchange of assets or any similar transaction other than issuances of securities pursuant to (i) the Acquisition or (ii) as set out herein.

5.   COMPLIANCE WITH SECURITIES LAWS
     -------------------------------

(a) The Company shall use its best efforts to, as soon as possible and in any event not later than 5:00 p.m. (Toronto time) on or about February 28, 2002, or such later date as the Company and the Agents may agree, obtain a final MRRS Decision Document for the Prospectus from the British Columbia Securities Commission as principal regulator pursuant to the Mutual Reliance Review System and fulfil all other requirements as appropriate in order to qualify the Offered Units, the Optioned Units and the Greenshoe Units for distribution in the Qualifying Jurisdictions.

(b) The Company shall cause to be delivered to the Agents, without charge, as soon as possible following receipt of a final MRRS Decision Document such number of commercial copies of the Prospectus in the English language and the French language in the Cities of Toronto, Montreal, Calgary and Vancouver as the Agents shall reasonably require (and in respect of which they have provided the Company's printer with reasonable advance notice).

(c) The Company shall cause to be delivered to the Agents commercial copies of any Supplementary Material required to be delivered to the Agents or to be delivered to purchasers or prospective purchasers in the Qualifying

      Jurisdictions of the Offered Units, the Optioned Units and the Greenshoe Units as soon as possible and in any event not later than 9:00 a.m. of the third day following the date of such Supplementary Material (or the next business day if such third day is not a business day) or such other time and date as the Company and the Agents may agree.

(d) The Agents shall, and shall require any investment dealer or broker (other than the Agents but including any Selected Dealers) with which the Agents have a contractual relationship in respect of the distribution of the Offered Units, the Optioned Units and the Greenshoe Units (each, a "Selling Firm") to agree to, comply with applicable laws, including the Securities Laws and U.S. Securities Laws, in connection with the distribution hereof and shall offer the Offered Units, the Optioned Units and the Greenshoe Units for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Prospectus and this Agreement. The Agents shall, and shall require any Selling Firm to offer for sale to the public and sell the Offered Units, the Optioned Units or the Greenshoe Units only in those jurisdictions where they may be lawfully offered for sale or sold.

(e) The Agents shall: (i) use all reasonable efforts to complete and cause each Selling Firm to use all reasonable efforts to complete the distribution of the Offered Units and the Optioned Units as soon as reasonably practicable; (ii) promptly notify the Company when, in their opinion, the Agents and the Selling Firms have ceased distribution of the Offered Units, the Optioned Units and the Greenshoe Units; (iii) upon completion of the distribution of the Offered Units, the Optioned Units and the Greenshoe Units provide a breakdown of the number of Offered Units, Optioned Units and Greenshoe Units distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Securities Regulators; and (iv) furnish the Company on a timely basis all information necessary to enable the Company to file a Form D with the SEC and to file all necessary "blue sky" securities filings with each state.

(f) The Agents shall, and shall require any Selling Firm to agree to, distribute the Offered Units, the Optioned Units and the Greenshoe Units in a manner which complies with all applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Offered Units, the Optioned Units or the Greenshoe Units or distribute the Prospectus or any Supplementary Material in connection with the distribution of the Offered Units, the Optioned Units and the Greenshoe Units and will not, directly or indirectly, offer, sell or deliver any Offered Units, Optioned Units or Greenshoe Units or deliver the Prospectus or any Supplementary Material to any person in any jurisdiction other than in the Qualifying Jurisdictions except in a manner which will not require the Company to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable securities laws of such other jurisdictions or pay any additional governmental filing fees which relate to such other jurisdictions. Subject to the foregoing, Selected Dealers shall be entitled to offer the Offered Units, the Optioned Units and the Greenshoe Units in the United States solely pursuant to Rule 506 of Regulation D under the 1933 Act.

(g)   (A)   As used in this Agreement, the following terms shall have the meanings indicated:

            (1) "Accredited Investor" means an accredited investor as that term is defined in Rule 501(a) of Regulation D;

            (2) "Directed Selling Efforts" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Offered Securities and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Securities;

            (3) "Offered Securities" means the Offered Units, the Optioned Units and the Greenshoe Units;

            (4)   "Regulation D" means Regulation D promulgated under the 1933
                  Act;

            (5)   "Regulation S" means Regulation S promulgated under the 1933
                  Act;

            (6)   "SEC" means the United States Securities and Exchange
                  Commission;

            (7) "Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

            (8) "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended; and

            (9) "U.S. Person" means a U.S. person as that term is defined in Regulation S.

      (B)   The Company and each Agent:

            (1) acknowledge that the Offered Securities have not been and will not be registered with the SEC under the 1933 Act and that the Offered Securities are being offered and sold: (x) outside the United States pursuant to a "safe harbor" provided by Regulation S; and (y) in the United States pursuant to the exemption from registration provided by Rule 506 of Regulation D; and

            (2) agree that neither they, nor any of their respective affiliates, nor any person acting on behalf of the foregoing have made or will make, except to the extent permitted by Subsection 5(g)(D)(8): (x) any offer to sell or solicitation of an offer to buy any of the Offered Securities to any person in the United States or (y) any sale of the Offered Securities to any person unless the seller of such Offered Securities and any person acting on its behalf reasonably believes that at the time such person placed the order to purchase Offered Securities such person was outside the United States.

      (C) The Company hereby represents, warrants, covenants and agrees with each Agent that:

            (1) the Company is, and until the Closing Time will be, a "foreign private issuer" within the meaning of Regulation S and reasonably believes that there is no Substantial U.S. Market Interest with respect to the Common Shares of the Company; and the Company is not and does not own or control (and for two years from the Closing Time will not be and will not own or control) an open-end investment company, closed-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended;

            (2) the Preliminary Prospectus, the Prospectus, and the United States Confidential Private Placement Memorandum referred to in Schedule "C" hereto and any Supplementary Material at the respective dates thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the Closing Time, collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (3) none of the Company, its Subsidiaries, their affiliates or anyone acting on its or their behalf (other than the Agents, their affiliates, any Selected Dealer or subagent, or any person acting on its or their behalf, as to which no representation is made) directly or indirectly, has taken or will take any action in violation of Regulation M under the U.S. Exchange Act or that would cause the exemption afforded by Regulation S or Rule 506 of Regulation D to be unavailable for offers and sales of the Offered Securities;

            (4) none of the Company, its Subsidiaries, their affiliates or any person acting on its or their behalf (other than the Agents, their affiliates, any Selected Dealer or subagent, or any person acting on their behalf, in respect of which no representation is made) has engaged or will engage in any Directed Selling Efforts with respect to the Offered Securities or has taken or will take any action (including sale of securities into the United States) that would cause the exemptions afforded by Rule 506 of Regulation D or

                  Regulation S to be unavailable for offers and sales of the Offered Securities pursuant to this Agreement;

            (5) none of the Company, its Subsidiaries, their affiliates or any person acting on their behalf (other than the Agents, their affiliates, any Selected Dealer or subagent, or any person acting on its or their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, the Offered Securities in the United States by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act; and

            (6) the Company will, at the request of the Agents or any Selected Dealer, execute and file with the SEC a Form D relating to the offer and sale of the Offered Securities and execute and file such other documents as may be required under applicable United States state securities ("blue sky") laws.

      (D) Each of the Agents, on a joint and several basis, represents, warrants, covenants and agrees to and with the Company that:

            (1) it is aware that the Offered Securities have not been and will not be registered under the 1933 Act and have not and may not be offered or sold outside the United States except pursuant to Rule 903 of Regulation S or within the United States except pursuant to an exemption from the registration requirements of the 1933 Act provided by Rule 506 of Regulation D, in the manner contemplated in this Subsection 5(g);

            (2) such Agent, its affiliates or any persons acting on its behalf (other than the Company, its affiliates or any person acting on their behalf, as to which no representation is made) have not engaged and will not engage in any Directed Selling Efforts with respect to the Offered Securities, and has not taken nor will take any action that would cause Rule 903 of Regulation S or the exemption afforded by Rule 506 of Regulation D to be unavailable for offers and sales of the Offered Securities pursuant to this Agreement;

            (3) offers to sell the Offered Securities within the United States have been and will be made on behalf of the Company only through Selected Dealers who are United States registered broker dealers and all sales of the Offered Securities in the United States shall be made by the Company pursuant to Rule 506 of Regulation D;

            (4) it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with its affiliates or any selling group members in accordance with this Subparagraph 5(g)(D) or with the prior written consent of the Company;

            (5) it will require each Selected Dealer to agree in writing, for the benefit of the Company, to comply with, and shall use its best efforts to ensure that each Selected Dealer complies with, the provisions of this Subparagraph 5(g)(D) as if such provisions applied to such selling group member;

            (6) all offers and sales of the Offered Securities in the United States will be effected in transactions exempt from the registration or qualification provisions of applicable state securities ("blue sky") laws and in accordance with all applicable U.S. federal and state broker-dealer requirements;

            (7) it has not, either directly, or through any person acting on its or their behalf, solicited and will not solicit offers for, and has not offered and will not offer to sell, the Offered Securities in the United States by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media broadcast over radio or television or in any seminar or meeting whose attendees have been invited by general solicitation or advertising in connection with the offer or sale of the Offered Securities to U.S. Persons;

            (8) offers to sell and solicitation of offers to buy the Offered Securities in the United States shall be made only to persons with whom an Agent or any Selected Dealer has a pre-existing relationship and to whom such Agent or Selected Dealer has reasonable grounds to believe and believes to be Accredited Investors and only in states of the United States where such Agent or Selected Dealer is registered or otherwise exempt from registration and sales of Offered Securities in the United States will be made only to persons reasonably believed to be Accredited Investors and who execute and deliver a U.S. Subscription Agreement in the form of Schedule "C" hereto;

            (9) at Closing, it will deliver to the Company a certificate, substantially in the form of Schedule "A" to this Agreement executed by each Selected Dealer relating to the manner of the offer and sale of Offered Securities in the United States; and

            (10) neither such Agent, its affiliates or any person acting on its or their behalf (other than the Company, its third party affiliates and any third party acting on their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with offer and sale of the Offered Securities.

6.   DELIVERY OF PROSPECTUSES
     ------------------------

(a) The Company shall deliver to the Agents, without charge, in Toronto, contemporaneously with or prior to the issuance of a preliminary MRRS Decision Document:

      (i) a copy of the Preliminary Prospectus in the English language and the French language, signed as required by the Securities Laws of the Qualifying Jurisdictions;

      (ii) a copy of any other document required to be filed by the Company under the Securities Laws in connection with the public offering of the Offered Units, the Optioned Units and the Greenshoe Units in each of the Qualifying Jurisdictions; and

      (iii) a copy of all documents, in the English and French languages, incorporated, or containing information incorporated, by reference in to the Preliminary Prospectus, if such documents have not previously been delivered to the Agents.

(b) The Company shall also deliver to the Agents, without charge, in Toronto, as soon as practicable after the issuance of a preliminary MRRS Decision
      Document:

      (i) an opinion of the Company's counsel addressed to the Agents and their counsel, in form and substance satisfactory to the Agents, acting reasonably, substantially to the effect that, except for the financial statements in the Preliminary Prospectus including the notes thereto (collectively, the "Financial Information"), the Preliminary Prospectus printed in the French language (i) is in all material respects a complete and adequate translation of the Preliminary Prospectus printed in the English language; and (ii) the English and French language versions of the Preliminary Prospectus, except for such information, are not susceptible of any materially different interpretation with respect to any material matter contained therein;

      (ii) an opinion of the Auditors addressed to the Agents and their counsel, in form and substance satisfactory to the Agents, acting reasonably, substantially to the effect that the Financial Information in the French language version of the Preliminary Prospectus is, in all material respects, a complete and proper translation of the English language version; and

      (iii) a certificate (the "Disclosure Certificate") addressed to the Agents signed by the President and Chief Executive Officer of the Company (or such other officer of the Company, acceptable to the Agents) in his capacity as an officer of the Company, addressed to the Agents to the effect that, to the best of his knowledge, information and belief, after due enquiry, the information disclosed in the schedules attached thereto relating to certain factual matters in connection with the representations and warranties set forth in Section 2 hereof are true and correct as at the date hereof.

(c) The Company shall deliver to the Agents, without charge, in Toronto, contemporaneously with or prior to the issuance of a final MRRS Decision
      Document:

      (i) a copy of the Prospectus in the English language and the French language, signed as required by the Securities Laws of the Qualifying Jurisdictions;

      (ii) a copy of any other document required to be filed by the Company under the Securities Laws in connection with the public offering of the Offered Units, the Optioned Units and the Greenshoe Units in each of the Qualifying Jurisdictions;

      (iii) evidence reasonably satisfactory to the Agents that an application to list the Offered Units, the Optioned Units and the Greenshoe Units on the Exchange has been conditionally accepted by the Exchange; and

      (iv) a comfort letter of the Auditors dated the date of the Prospectus and addressed to the Agents and the directors of the Company, in form and substance satisfactory to the Agents, acting reasonably relating to the Audited Financial Statements and the Paralex Financial Statements and setting out agreed upon procedures carried out by the Auditors and the findings as a result of the procedures with respect to the financial information, accounting data and other numerical data contained in the Prospectus since the respective date as of which specified financial information is given in the Prospectus to a date not more than two business days prior to the date of such letter.

(d) The Company shall also deliver to the Agents, without charge, in Toronto, contemporaneously with or prior to the issuance of the final MRRS Decision Document for the Prospectus:

      (i) an opinion of the Company's counsel addressed to the Agents and their counsel, in form and substance satisfactory to the Agents, acting reasonably, substantially to the effect that except for the Financial Information, the Prospectus printed in the French language (i) is in all material respects a complete and adequate translation of the Prospectus printed in the English language; and
              (ii) the English and French language versions of the Prospectus, except for such information, are not susceptible of any materially different interpretation with respect to any material matter contained therein; and

      (ii) an opinion of the Auditors addressed to the Agents and their counsel, in form and substance satisfactory to the Agents, acting reasonably, substantially to the effect that the Financial Information in the French language version of the Prospectus is, in all material respects, a complete and proper translation of the English language version.

7.   NOTICE OF MATERIAL CHANGE
     ----------------------------

During the period of distribution or distribution to the public (as defined in the Securities Laws) of the Offered Units, the Optioned Units and the Greenshoe Units, which shall be the period from the date hereof to the date upon which the Company has received the notice referred to in clause (ii) of Section 17 hereof, the Company shall promptly notify the Agents in writing of:

      (a) any material change (actual, or, to the knowledge of the Company, proposed or threatened) in any or all of the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company; and

      (b) except for that which relates solely to the Agents, any change in a material fact contained or incorporated by reference in the Preliminary Prospectus, Prospectus and/or any Supplementary Material, or the existence of a new material fact, which, in either case, is of such a nature as to render the Preliminary Prospectus, Prospectus and/or any Supplementary Material untrue or misleading in any material respect or not in compliance with the Securities Laws or to result in a misrepresentation in the Preliminary Prospectus, Prospectus and/or any Supplementary Material.

In any such case, the Company shall promptly and, in any event within applicable time limitations, comply with all legal requirements necessary to comply with the Securities Laws applicable to continued distribution of the Offered Units, the Optioned Units and the Greenshoe Units in the Qualifying Jurisdictions as contemplated by Section 5 hereof. The Company shall in good faith discuss with the Agents any change in circumstances (actual, proposed or prospective) which is of such a nature that there is reasonable doubt whether notice need be given to the Agents pursuant to this Section.

8.   SUPPLEMENTARY MATERIAL
     ----------------------

The Company shall also deliver to the Agents and their counsel duly signed copies of any amendments or supplements to the Preliminary Prospectus, the Prospectus or other documents required to be filed by the Company under the Securities Laws in connection with the Offering (collectively, the "Supplementary Material"), together with copies of any other documents required to be filed with the Supplementary Material. The Preliminary Prospectus, the Prospectus and the Supplementary Material shall be in form and substance satisfactory to the Agents, acting reasonably. The provisions of Sections 5, 6 and 9 hereof shall apply, with any changes required by the context, to any Supplementary Material of which copies are, under the applicable Securities Laws, required to be delivered to any purchaser or prospective purchaser of the Offered Units, the Optioned Units and the Greenshoe Units.

9.   REPRESENTATIONS AND WARRANTIES REGARDING THE PROSPECTUS
     -------------------------------------------------------

The delivery to the Agents of the Preliminary Prospectus, Prospectus or any Supplementary Material shall constitute the representation and warranty of the Company to the Agents that, at the time of such respective deliveries:

      (a) (i) such documents contain full, true and plain disclosure of all material facts relating to the Company, (ii) the attributes of the Offered Units, the Optioned Units and the Greenshoe Units conform in all material respects with the description contained therein, and

            (iii) no material facts have been omitted therefrom which are necessary to make the statements therein not misleading in light of the circumstances in which they are made;

      (b)   such documents contain no misrepresentations; and

      (c)   such documents comply with the Securities Laws,

provided, however, that the foregoing representations and warranties will not apply with respect to information and statements contained in the Preliminary Prospectus and the Prospectus or misrepresentations with respect thereto or omissions therefrom which relate solely to the Agents.

Such delivery shall constitute the consent of the Company to the use of the Preliminary Prospectus, the Prospectus and the Supplementary Material by the Agents and other dealers, brokers and broker-dealers whose registration permits them to offer and sell the Offered Units, the Optioned Units and the Greenshoe Units pursuant to the Prospectus in the Qualifying Jurisdictions in accordance with the Securities Laws as contemplated in this Agreement.

10.  COVENANTS OF THE COMPANY
     ------------------------

The Company covenants and agrees with the Agents as follows:

      (a) The Company will advise the Agents, promptly after receiving notice thereof, of the time when the Prospectus, or any amendment or supplement thereto, has been filed and a MRRS Decision Document therefor been obtained and will provide evidence satisfactory to the Agents of each such filing and issuance of such MRRS decision documents.

      (b) The Company will advise the Agents, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by any Securities Regulator of any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto; (ii) the suspension of the qualification of the Offered Units, the Optioned Units and the Greenshoe Units for offering or sale in any of the Qualifying Jurisdictions; (iii) the institution or threatening of any proceeding for any such purpose; or (iv) any request made by any Securities Regulator for amending or supplementing the Prospectus or for additional information relating to the distribution of the Offered Units, the Optioned Units and the Greenshoe Units pursuant to the Prospectus. The Company will use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible.

      (c) The Company will not, directly or indirectly, without the prior written consent of Sprott, on behalf of the Agents, which consent shall not be unreasonably withheld, issue, offer, sell, grant any option to purchase or otherwise dispose of (or announce any issue, offer, sale, grant of any option to purchase or other disposition of or intention to do) any Common Shares or any securities convertible into, or exchangeable or exercisable for, Common Shares or any shares ranking pari-passu or superior thereto for a period of 120 days after the Closing Date other than: (i) the issuance of Common Shares in connection with the exercise or conversion of any commitments, options, warrants or other convertible securities outstanding as at the date hereof, the particulars of which have been disclosed in the Prospectus or to the Agents in writing; (ii) the issuance of stock options pursuant to the Company's stock option plan and the issuance of Common Shares pursuant to any exercise of such options; (iii) the issuance of Units in connection with the exercise, if any, of the Over-Allotment Option; (iv) the issuance of Units in connection with the exercise, if any, of the Greenshoe Option; the issuance of the Brokers' Warrants; (vi) the issuance of Common Shares in connection with the due exercise, if any, of the Warrants or Brokers' Warrants; and (vii) the issuance of Common Shares pursuant to the Acquisition.

      (d) The Company will use its reasonable best efforts to maintain its status as a "reporting issuer" (or the equivalent thereof) not in default of the requirements of the Securities Laws of each of the Qualifying Jurisdictions to the date which is two years following the Closing Date.

      (e) The Company will use its reasonable best efforts to maintain the listing of the Common Shares on the Exchange to the date which is one year following the Closing Date and to ensure that the Common Shares forming part of the Offered Units, the Optioned Units and the Greenshoe Units, the Common Shares issuable upon the due exercise of the Warrants and the Compensation Warrants will be listed and posted for trading on the Exchange upon their issue.

11.  EXPENSES
     --------

The Company agrees, in the manner hereinafter provided, to pay all of the reasonable costs, fees and expenses of or incidental to the offering, delivery and/or sale of the Offered Units, and the Optioned Units and the Greenshoe Units, if any, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 15 hereof, including all costs and expenses incidental to: (i) the translation and printing or other production of documents with respect to such transactions, including all costs of translating into French and printing the English and French language versions of the Preliminary Prospectus, the Prospectus, any Supplementary Material and each amendment or supplement thereto and similar material; (ii) all reasonable arrangements relating to the delivery to the Agents of copies of the foregoing documents; (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company; (iv) the preparation, issuance and delivery to the Agents of any certificates evidencing the Units, including all transfer agent's, sub-transfer agent's, registrar's and sub-registrar's fees; (v) the qualification of the Units and the Compensation Warrants (to the extent permitted by Applicable Securities Laws) under the Securities Laws of the Qualifying Jurisdictions; (vi) the private placement of the Offered Units or Optioned Units in the United States; (vii) the filing fees of the Securities Regulators relating to the Units; (viii) the listing fees for the Common Shares forming part of the Units and the Common Shares issuable upon the due exercise of the Warrants and the Compensation Warrants on the Exchange; (ix) the fees and disbursements of Canadian and U.S. legal counsel to the Agents (to a maximum of US$100,000, excluding GST); (x) 50% of all fees and disbursements of Canadian and U.S. legal counsel to the Agents in excess of US$100,000); and (xi) the reasonable out-of-pocket expenses of the Agents on presentation of reasonable invoices and supporting documentation for same.

12.  CONDITIONS OF CLOSING
     ---------------------

The closing of the Offering shall be subject to the accuracy of the representations and warranties of the Company contained in this Agreement as of the date of this Agreement and as of the Closing Time as if made at and as of the Closing Time, to the accuracy of the statements of the officers of the Company and others made pursuant to this Section 12, to the performance by the Company of its covenants and agreements under this Agreement and to the following additional conditions:

      (a) The Agents shall have received an opinion, dated the Closing Date, of Catalyst Corporate Finance Lawyers, counsel for the Company in form and substance reasonably satisfactory to Aird & Berlis LLP, counsel for the Agents, and as to such matters as may be reasonably required by the Agents; it being understood that such counsel may rely: (i) to the extent appropriate in the circumstances, as to matters of fact, on certificates of the Company executed on its behalf by the Chief Executive Officer and the Chief Financial Officer (or such other officers of the Company acceptable to the Agents, acting reasonably) and on certificates of Pacific Corporate Trust Company, the registrar and transfer agent for the Common Shares; (ii) on the opinions of local counsel (signed copies of which shall be addressed to and delivered to the Agents and their counsel) reasonably acceptable to the Agents' counsel as to the qualification of the Offered Units, the Optioned Units and the Greenshoe Units for sale to the public and as to other matters in the Qualifying Jurisdictions applicable to the offering of the Offered Units, the Optioned Units and the Greenshoe Units and as to other matters of law under the laws of Alberta, Manitoba, Ontario and Quebec or the laws of Canada applicable therein; and (iii) as to matters of fact not independently established, on certificates of the Auditors; and that the Agents' counsel may rely on the opinion of the Company's counsel as to matters which relate specifically to the Company and to the securities laws of the Province of British Columbia.

      (b) The Agents shall have received an opinion from Preston Gates Ellis LLP, in form and substance reasonably satisfactory to the Company, the Agents and their respective counsel to the effect that registration under the 1933 Act is not required for the offer and sale of the Offered Securities pursuant to this Agreement.

      (c) The Agents shall have received incumbency certificates dated the Closing Date including specimen signatures of the Chief Executive Officer and any other officer of the Company signing this Agreement or any document delivered hereunder.

      (d) The Agents shall have received from the Auditors a letter dated the Closing Date in form and substance satisfactory to the Agents to the effect that, in all material respects, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two business days prior to the date of such letter) the conclusions and findings of such firm with respect to the financial statements, financial information and other matters covered by its letter referred to in Subparagraph 6(c)(iv) hereof are confirmed. References to the Prospectus in this Subparagraph shall include any Supplementary Material at the date of such letter.

      (e) The Agents shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company (or such other officers of the Company acceptable to the Agents, acting reasonably), in their capacity as officers of the Company, addressed to the Agents to the effect that, to the best of their knowledge, information and belief, after due enquiry:

            (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as if made at and as of the Closing Time and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied in all material respects at or prior to the Closing Time;

            (ii) no order, ruling or determination having the effect of preventing the use of the Prospectus or suspending the sale or ceasing, suspending or restricting the trading of Common Shares in any of the Qualifying Jurisdictions has been issued or made by any stock exchange, securities commission or regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for that purpose have been instituted or are pending;

            (iii) the memorandum and articles of the Company attached to the certificate are full, true and correct copies, unamended, and in effect on the date thereof;

            (iv) the minutes or other records of various proceedings and actions of the Company's Board of Directors attached to the certificate relating to the Offering are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof;

            (v) since the date hereof, there has been no material adverse change in the business, affairs, operations, assets, liabilities or capital of the Company; and

            (vi) as to such other matters as the Agents may reasonably request.

      (f) The Common Shares forming part of the Units and the Common Shares issuable upon the due exercise of the Warrants and the Compensation Warrants shall have been approved for listing as at 4:01 p.m. (Toronto time) on the business day immediately preceding Closing and posted for trading on the Exchange as at the opening of business on the Closing Date, subject only to the official notices of issuance and fulfilment of such other conditions of the Exchange as may only be fulfilled after the Closing Time.

      (g) The Acquisition shall have been approved by the Company's shareholders and all matters pertaining to the Acquisition shall be completed in escrow in accordance with and on the terms and conditions set forth in the Merger Agreement, subject only to the completion of the Offering for gross proceeds of a minimum of US$10,000,000.

      (h) The Agents shall have received certificates, issued under section 72(8) of the Securities Act (Ontario) and similar provisions of the Securities Laws of the other Qualifying Jurisdictions where applicable stating that the Company is not in default under the Securities Act (Ontario) and the applicable Securities Laws of the other Qualifying Jurisdictions, respectively.

      (i) The Agents shall have received a certificate from Pacific Corporate Trust Company stating the issued capital of the Company as at the close of business on the day immediately preceding the Closing Date.

      (j) The Agents shall have had access to the Company's management and the right to conduct due diligence satisfactory to the Agents, in their sole discretion, prior to filing the Preliminary Prospectus and, if applicable, any amendments thereto, and the right to update such due diligence prior to the filing of the Prospectus and, if applicable, any amendments thereto, and shall not have identified material adverse information which, as at the date hereof, had not been widely disseminated to the public.

It is understood that the Agents may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to its rights in respect of any other of the foregoing terms and conditions or any other or subsequent breach or noncompliance, provided that to be binding on the Agents any such waiver or extension must be in writing and signed by each of them other than the delivery of the opinion referred to in Subparagraph 12(a) above which may be waived by Sprott on behalf of the Agents, orally.

13.  INDEMNIFICATION AND CONTRIBUTION
     --------------------------------

      (a) The Company hereby agrees to protect, indemnify and save harmless each of the Agents and each of their respective directors, officers, employees, shareholders and agents (including, for greater certainty, any Selected Dealers) (collectively, the "Agents' Personnel") from and against any and all losses (other than loss of profits), claims, actions, causes of action, demands, costs, damages, liabilities, whether joint or several caused or incurred by reason of or in connection with the transactions contemplated hereby including, without limitation, the following:

            (i) any information or statement (except information or a statement relating solely to the Agents) contained in the Preliminary Prospectus, the Prospectus, any Supplementary Material, the management information circular of the Company dated January 11, 2002 or in any amended or supplemental prospectus or in any supplemental, additional or ancillary material, information, evidence, return, report, application, statement, table or document that may be filed by or on behalf of the Company under any of the Securities Laws in connection with the Offering (collectively the "Offering Documents") at which time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation; and/or

            (ii) the omission or alleged omission (other than a material fact omitted in reliance upon and in conformity with written information furnished to the Company by the Agents relating to the Agents specifically for use therein) in the Offering Documents of any material fact or material information required to be stated or necessary to make the statements therein not misleading in the light of the circumstances in which it was made; and/or

            (iii) any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Regulator or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission or any misrepresentation or alleged misrepresentation in any of the Offering Documents, other than a statement included in reliance upon and in conformity with written information furnished to the Company by the Agents relating to the Agents specifically for use therein, which prevents or restricts the trading in the Common Shares of the Company or the distribution to the public of the Units in any of the Qualifying Jurisdictions; and/or

            (iv) the non-compliance by the Company with any requirement of Securities Laws or regulatory requirements; and/or

            (v) any breach of any or all of the representations, warranties and covenants on the part of the Company contained in this Agreement or the failure of the Company to comply with any of its obligations hereunder, and will reimburse the Agents promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

      (b) The Company shall not, without the prior written consent of the Agents, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Agent or any Agents' Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Agent and each Agents' Personnel from all liability arising out of such claim, action, suit or proceeding.

      (c) Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder, effected without its written consent, which consent shall not be unreasonably withheld.

      (d) If any matter or thing contemplated by this paragraph shall be asserted against any person in respect of which indemnification is or might reasonably be considered to be provided, such person (the "Indemnified Party") will notify the Company as soon as possible and in any event on a timely basis, of the nature of such claim, provided that the omission so to notify the Company will not relieve the Company from any liability which it may have to any Indemnified Party and the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Company or the Indemnified Party without the prior written consent of the other which consent shall not be unreasonably withheld.

      (e) In any such claim, the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party's behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party, unless (i) the Company and the Indemnified Party mutually agree to retain such other counsel or
            (ii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Company, on the other hand, and the representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests, in which event such fees and disbursements shall be paid by the Company.

      (f) To the extent that any Indemnified Party is not a party to this Agreement, the Agents shall obtain and hold the right and benefit of the indemnity provisions hereunder in trust for and on behalf of such Indemnified Party.

      (g) The Company hereby waives all rights which it may have by statute or common law to recover contribution from the Agents in respect of losses, claims, costs, damages, expenses or liabilities which it may suffer or incur directly or indirectly (in this paragraph, "losses") by reason of or in consequence of an Offering Document containing a misrepresentation (other than in respect of information or a statement relating solely to the Agents); provided, however, that such waiver shall not apply in respect of losses resulting from a claim (i) based upon a misrepresentation in any written information or statements furnished by the Agents to the person making such claim other than written information or statements contained in the Preliminary Prospectus, the Prospectus, any Supplementary Material, the United States Confidential Private Placement Memorandum referred to in Schedule "C" hereto or any document prepared or approved by the Company; (ii) based upon a misrepresentation or omission of a material fact where the Agents have not delivered to the person making such claim a copy of the Prospectus or any Supplementary Material which is required by Securities Laws to be delivered to such person within the time required therefor and which corrects the misrepresentation or omission; or (iii) based upon an act of gross negligence or wilful misconduct of the Agents or the Agents' Personnel in the course of sales or marketing efforts relating to the Offering.

      (h) In the event that the indemnity provided for above is, for any reason, illegal or unenforceable as being contrary to public policy or for any other reason, each of the Agents and the Company shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any action or claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above such that the Agents shall be responsible for that portion represented by the percentage that the Agents' Commission paid by the Company to the Agents bears to the gross proceeds realized from the sale and distribution of the Units and the Company shall be responsible for the balance, whether or not it has been sued, provided that, in no event, shall any Agent be responsible for any amount in excess of the amount of the Agents' Commission actually received by it. In the event that the Company may be held to be entitled to contribution from an Agent under the provisions of any statute or law, the Company shall be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims, costs, damages, expenses and liabilities, giving rise to such contribution for which such Agent is responsible, as determined above, and (ii) the amount of the Agents' Commission actually received by such Agent. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section.

      (i) The rights to indemnity and contribution provided in this Agreement shall be in addition and not in derogation of any other right to indemnity or contribution which the Agents may have by statute or otherwise by law.

14.  SURVIVAL
     --------

All representations, warranties, obligations, agreements and indemnities of the Company and the Agents contained in this Agreement or contained in certificates or other documents delivered pursuant hereto shall survive the purchase of the Units and shall continue in full force and effect for a period of three years following the Closing Date.

In the event that the Closing does not occur through no fault of the Company, there will be no further liability on the part of the Company or the Agents under this Agreement except in respect of any liability of the Company which may have arisen or may thereafter arise under Sections 11 or 13 hereof.

15.  TERMINATION
     -----------

This Agreement may be terminated in the sole discretion of the Agents (or any one of them) by written notice to the Company given prior to the Closing Time in the event that:

      (a) the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time; or

      (b)   at or prior to the Closing Time:

            (i) there shall have occurred any adverse material change or there shall be discovered any previously undisclosed adverse material fact in relation to the Company; or

            (ii) there shall have occurred any change in the Securities Laws of any Reporting Jurisdiction or Qualifying Jurisdiction or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province thereof or any statute of the United States or any state thereof or any stock exchange in relation to the Company or any of its securities (except for any inquiry, investigation or other proceeding based upon activities of the Agents and not upon activities of the Company);

            which, in the opinion of the Agents, prevents or restricts trading in or the distribution of the Common Shares and Warrants forming the Units and/or the Common Shares issuable upon the due exercise of the Warrants or the Compensation Warrants or adversely affects or might reasonably be expected to adversely affect the market price or value of the Common Shares; or

            (iii) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe of national or international consequence or any law or regulation which, in the reasonable opinion of the Agents, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Company and its Subsidiaries, taken as a whole;

            (iv) a cease trading order is made by any securities regulator or other competent authority by reason of the fault of the Company or its directors, officers and agents and such cease trading order is not rescinded within 48 hours;

            (v) if the Company fails to obtain the approval of the Exchange for the listing of the Common Shares comprising part of the Units and issuable upon the exercise of the Warrants or the Compensation Warrants, as the case may be; or

            (vi) the due diligence investigations of the Agents identify a material adverse fact with respect to the Corporation or any of its Subsidiaries or the Units which existed as of the date hereof but which had not been publicly disclosed.

Termination of this Agreement pursuant to this Section 15 shall be without liability of any party to any other party except as provided in Sections 11, 13 or 15 hereof. The rights of termination contained in this Section 15 are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise.

Any termination pursuant to the foregoing provisions shall be effected by notice in writing delivered by Sprott, on behalf of the Agents, to the Company at its address as herein set out.

In the event of a termination pursuant to the provisions hereof and notice having been given, as aforesaid, there will be no further liability on the part of the Agents under this Agreement. Upon such withdrawal of services, the Company shall be relieved of its exclusivity obligations referred to in subsection 1(1) hereof and its obligations to pay the Agents' Commission, but shall continue to perform, fulfill and satisfy its obligations under sections 11, 13, and 14 hereof. This Agreement may be terminated in writing by either party at any time after 60 days following the filing of the Preliminary Prospectus, in the event the Offering has not closed, in which case the Company shall be relieved of its exclusivity obligations referred to in subsection 1(1) hereof and its obligations to pay the Agents' Commission, but shall continue to perform, fulfill and satisfy its obligations under sections 11, 13, and 14 hereof.

16.  NOTICES
     -------

All communications hereunder shall be in writing and shall be delivered or telecopied and confirmed by mail, and shall,

      (a)   in the case of notice to the Company, be addressed and sent to:

            Cardiome Pharma Corp.
            3650 Wesbrook Mall
            Vancouver, B.C.
            V6S 2L2
            Facsimile No.:   (604)
            Attention:   Bob Rieder

            with a copy to:

            Catalyst Corporate Finance Lawyers
            Suite 1400, 1055 West Hastings Street
            Vancouver, B.C.
            Facsimile No.:   (604) 443-7000
            Attention:   Michael Varabioff

      (b)   and in the case of notice to the Agents, be addressed and sent to:

            Sprott Securities Inc.
            Royal Bank Plaza, South Tower
            200 Bay Street
            Suite 3450
            Toronto, Ontario
            M5J 2J1

            Facsimile No.:   (416) 943-6496
            Attention:   Jeff Kennedy

            Raymond James Ltd.
            Suite 2200, 925 West Georgia St.
            Vancouver, B.C.
            V6C 3L2

            Facsimile No.: (604) 659-8398
            Attention:   Patrick J. Wolfe

and if delivered personally shall be considered to be given on the date of delivery and if given by facsimile shall be deemed to have been received two hours after such faxing, provided that if such faxing takes place on a day other than a business day or after normal business hours, it shall be deemed to have been received at 9:00 a.m. (local time) on the first business day after the sending of such facsimile. Any party hereto may change its address for notice at any time by giving notice to the other parties to this agreement pursuant to the provisions of this paragraph.

17.  POST CLOSING COVENANTS OF THE AGENTS
     ------------------------------------

The Agents shall, after the Closing Time: (i) use their best efforts to terminate, and to cause the members of any banking, selling or other group to terminate, distribution to the public of the Offered Units, the Optioned Units and the Greenshoe Units (after the Additional Closing Time) as promptly as possible; (ii) give prompt written notice to the Company when, in the opinion of the Agents, they and the members of such groups have ceased distribution to the public of the Offered Units, the Optioned Units and the Greenshoe Units; and
(iii) provide upon the cessation of distribution, a breakdown of the total proceeds realized from such distribution in the respective Qualifying Jurisdictions in which such information is or may be required by the appropriate Securities Regulators.

18.  TERMS, PROVISIONS AND CONDITIONS
     --------------------------------

It is understood that the Agents may waive, in whole or in part, or extend the time for compliance with, any of the terms, provisions and conditions of this Agreement without prejudice to their rights in respect of any other term, provisions and conditions or any other or subsequent breach or non-compliance by the Company with any such terms, provisions or conditions, provided that to be binding on the Agents any such waiver or extension must be in writing.

19.  SEVERABILITY
     ------------

If any provision of this Agreement shall be adjudged by a competent authority to be invalid or for any reason unenforceable, to the extent permitted by law, such invalidity or unenforceability shall not affect the validity, enforceability or operation of any other provision herein.

20.  SUCCESSORS
     ----------

Except as contemplated herein, no party hereto may assign this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall enure to the benefit of, and shall be binding upon, the Agents and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions contained in this Agreement; this Agreement and all conditions and provisions of this Agreement being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the covenants and indemnities of the Company contained in Section 13 hereof shall also be for the benefit of the Agents' Personnel; and the covenants of the Agents contained in Section 5 hereof shall also be for the benefit of all officers, directors, employees and agents of the Company.

21.  APPLICABLE LAW AND SUBMISSION TO JURISDICTION
     ---------------------------------------------

The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws applicable therein.
The parties hereto hereby attorn to the jurisdiction of the courts of the Province of British Columbia.

22.  COUNTERPARTS
     ------------

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.  ENTIRE AGREEMENT
     ----------------

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes the letter agreement dated January 11, 2002 other than paragraph 15 thereof between the Company and Sprott, which letter agreement (other than paragraph 15 thereof) is hereby terminated.

24.  TIME OF ESSENCE
     ---------------

Time shall be of the essence of this Agreement.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return the same to us, whereupon this letter as so accepted shall constitute a binding agreement between us in accordance with the foregoing.

Yours very truly,

SPROTT SECURITIES INC.



Per:   /s/ W. Jeff Kennedy
     ---------------------------------
     Authorized Signing Officer


RAYMOND JAMES LTD.


Per:   /s/ Patrick J. Wolfe
     ---------------------------------
     Authorized Signing Officer

Accepted this 28th day of February, 2002.

CARDIOME PHARMA CORP.




Per:   /s/ Bob Reider
     ---------------------------------
     Bob Rieder
     President and Chief Executive Officer

                                      SCHEDULE "A"

                         FORM OF SELECTED DEALER CERTIFICATE

In connection with the private placement in the United States of the Offered Securities of Cardiome Pharma Corp. (the "Company"), pursuant to the agency agreement dated February 28, 2002 among the Company and the Agents named therein (the "Agency Agreement"), the undersigned does hereby certify to the Company as follows:

1. it is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of, and in good standing with, the National Association of Securities Dealers, Inc. on the date hereof;

2. it has not engaged or will engage in any directed selling efforts (as defined in Rule 902 of Regulation S) with respect to the Offered Securities and it has complied and will comply with the offering restriction requirements of Regulation S.

3. each offeree was provided with a copy of the U.S. private placement memorandum, including (A) the Canadian final prospectus dated February 28, 2002 relating to the Offered Securities; and (B) a U.S. covering memorandum for the offering of the Offered Securities in the United States; and

4. immediately prior to its transmitting such U.S. private placement memorandum to such offerees, it had reasonable grounds to believe and did believe that each offeree was an Accredited Investor and, on the date hereof, it continues to believe that each U.S. person purchasing Offered Securities from it is an Accredited Investor.

The undersigned represents, warrants and covenants to the Company that, in connection with all sales of the Offered Securities in the United States or to, or for the account of a U.S. Person:

1. neither it nor its representatives have utilized, and none of such persons will utilize, any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Securities in the United States or have offered or will offer to sell any Offered Securities in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

2. it has not used and will not use any written material other than the Preliminary Prospectus, the Prospectus, any Prospectus Amendment, Confidential Private Placement Memorandum, any document incorporated therein by reference or a cover letter to accompany such documents in a form approved by the Company (such cover letter and accompanying documents, which shall include at least the Preliminary Prospectus or the Prospectus and the Confidential Private Placement Memorandum being referred to herein as the "Offering Documents"), and each offeree of the Offered Securities in the United States has been or will be sent a copy of the Offering Documents; and

3. it has had a pre-existing substantial relationship with each offeree of the Offered Securities contacted or to be contacted by it in the United States and have reasonable grounds to believe and did believe, on the date hereof, continue to believe that each such offeree is an "accredited investor", as such term is defined in Rule 501(a) under the Securities Act.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this    day of March, 2002.

                                        [SELECTED DEALER]


                                        By:_________________________
                                        Name:
                                        Title:

                                       SCHEDULE "B"

                                FORM OF COMPENSATION WARRANT

[The following legend to be inserted on any certificate representing compensation warrants not qualified by prospectus or any securities issued upon due exercise thereof:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JULY 9, 2002.]

[The following legend to be inserted on any certificate representing compensation warrants issued to persons resident in the United States or any securities issued upon due exercise thereof:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FORM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE TRANSFER AGENT FOR SUCH SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.]


                      COMPENSATION WARRANTS TO PURCHASE UNITS
                             OF CARDIOME PHARMA CORP.
                 (Existing under the laws of the British Columbia)

                                      Void After
                                    March [ ], 2004

   THIS CERTIFIES that, for value received, (the "Holder"), is the registered holder of compensation warrants (the "Compensation Warrants") each of which entitle the holder, subject to the terms and conditions set forth in this Compensation Warrant Certificate, to purchase from Cardiome Pharma Corp. (the "Corporation"), one unit (a "Unit"), each Unit consisting of one common share of the Corporation (a "Common Share") and one-quarter of one share purchase warrant (a "Warrant"), at any time until 5:00 p.m. (Toronto time) on March , 2004 (the "Time of Expiry") on payment of $0.95 per Unit (the "Exercise Price"). Each whole Warrant is exercisable for one Share at a price of $1.66 per Share at any time until March , 2004. The number of Units which the Holder is entitled to acquire upon exercise of the Compensation Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

1.   Exercise of Compensation Warrants
     ---------------------------------

     (a)   Election to Purchase. The rights evidenced by this certificate may be
           --------------------
           exercised by the Holder in whole or in part and in accordance with the provisions hereof by:

           (i) surrender of this Compensation Warrant Certificate together with an Election to Exercise in substantially the form attached hereto as Schedule 1, properly completed and executed, together with payment by certified cheque or bank draft of the Aggregate Purchase Price (as defined in Schedule "1") for the number of Units specified in the Election to Exercise at the office of the Corporation at 3650 Westbrook Mall, Vancouver, British Columbia V6S 2L2, or such other address in Canada as may be notified in writing by the Corporation (the "Corporation Office"); or

           (ii) the surrender of this Compensation Warrant Certificate together with a form in substantially the form attached hereto as Schedule 2 properly completed and executed (the "Cashless Exercise Form") at the address set forth in clause
                   (i) above. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Purchase Price (as defined in Schedule "1"), or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Compensation Warrant Certificate for that number of Units subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Current Market Price and the Exercise Price, and the denominator of which shall be the then Current Market Price. For the purposes of any computation under this Section 1(a)(ii) the then "Current Market Price" shall be the closing price of the Common Shares on The Toronto Stock Exchange on the last trading day immediately prior to the date of the duly executed Cashless Exercise Form.

                   In the event that the rights evidenced by this certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Units issuable on the exercise of the Compensation Warrants so exercised, issue to the Holder a Compensation Warrant Certificate on identical terms in respect of that number of Units in respect of which the Holder has not exercised the rights evidenced by this certificate.

     (b)   Exercise. The Corporation shall, within three business days after
           --------
           receiving a duly executed Election to Exercise and the Aggregate Purchase Price (as defined in Schedule "1") or Cashless Exercise Form, as the case may be, for the number of Units specified therein

           (the "Exercise Date"), issue that number of Units specified in the Election to Exercise or that number of Units determined under Section 1(a)(ii) and specified in the Cashless Exercise Form.

     (c)   Certificates.
           ------------

           (i) As promptly as practicable after the Exercise Date, the Corporation shall issue and deliver to the Holder, registered in the name of the Holder, certificates for the number of Common Shares and Warrants, respectively, for the number of Units specified in the Election to Exercise or Cashless Exercise Form, as the case may be.

           (ii) To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Compensation Warrants which have been exercised as such shall cease.

     (d)   Fractional Shares No fractional Common Shares shall be issued upon
           -----------------
           exercise of any Compensation Warrant and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Common Shares issued upon such exercise.

     (e)   Corporate Changes
           -----------------

           (i) Subject to paragraph 1(e)(ii) hereof, if, after the date of issuance of this Certificate and prior to the Time of Expiry, the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the number of Compensation Warrants evidenced by this certificate shall be adjusted so that the holder hereof shall be entitled to acquire the same number and type of securities to which the holder of that number of Units of the Corporation subject to the unexercised Compensation Warrants would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Compensation Warrants immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the unexercised Compensation Warrants would have been entitled to by reason of such Event.

           (ii) If after an event referred to in paragraph 1(e)(i) hereof, the Corporation is unable to deliver securities to the Holder pursuant to the proper exercise of a Compensation Warrant, the Corporation may satisfy such obligations to the Holder hereunder by paying to the Holder in cash the difference between the Exercise Price of all unexercised Compensation Warrants granted hereunder and the Fair Market Value on the Exercise Date of the securities to which the Holder would be entitled to upon exercise of all unexercised Compensation Warrants. Adjustments under this subparagraph (e) or (subject to subparagraph (o)) any determinations as to the Fair Market Value of any securities shall be made by the board of directors of the Corporation, or any committee thereof specifically designated by the board of directors to be responsible therefor, and any reasonable determination made by such board or committee thereof shall be binding and conclusive, subject only to any disputes being resolved by the Corporation's auditors, whose determination shall be binding and conclusive.

     (f)   Subdivision or Consolidation of Shares
           --------------------------------------

           (i) In the event that, after the date of issuance of this Certificate and prior to the Time of Expiry, the Corporation shall subdivide its outstanding common shares ("Common Shares") into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Corporation shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

           (ii) Upon each adjustment of the Exercise Price as provided herein, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Units (calculated to the nearest tenth of a Unit) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Units which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (g)   Change or Reclassification. In the event that, after the date of
           ---------------------------
           issuance of this Certificate and prior to the Time of Expiry, the Corporation shall change or reclassify its outstanding Common Shares into a different class of securities, the rights evidenced by the Compensation Warrants shall be adjusted as follows so as to apply to the successor class of securities:

           (i) the number of the successor class of securities which the Holder shall be entitled to acquire as part of the Units shall be that number of the successor class of securities which a holder of that number of Units subject to the unexercised Compensation Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

           (ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Units subject to the unexercised Compensation Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of successor securities determined in paragraph 1(g)(i) hereof.

     (h)   Offering to Shareholders. If and whenever at any time after the date
           ------------------------
           of issuance of this Certificate and prior to the Time of Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this subsection 1(h) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders or the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional Common Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Fair Market Value, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

     (i)   Carry Over of Adjustments. No adjustment of the Exercise Price shall
           -------------------------
           be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

     (j)   Notice of Adjustment. Upon any adjustment of the number of Units and
           ---------------------
           upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Units or other securities subject to the unexercised Compensation Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

     (k)   Other Notices. In case at any time after the date of issuance of this
           --------------
           Certificate and prior to the Time of Expiry:

           (i) the Corporation shall declare any dividend upon its Common Shares payable in kind;

           (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

           (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

           (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

           then, in any one or more of such cases, (other than the consolidation disclosed in the Corporation's prospectus dated February 28, 2002) the Corporation shall give to the Holder (A) at least 10 days' prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation (other than the consolidation disclosed in the Corporation's prospectus dated February 28, 2002), merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
           (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

     (l)   Shares to be Reserved. The Corporation will at all times keep
           ----------------------
           available, and reserve if necessary under Canadian law, out of its authorized Common Shares, solely for the purpose of issue upon the exercise of the Compensation Warrants and the Warrants issuable upon the exercise of the Compensation Warrants, such number of Common Shares as shall then be issuable upon the due exercise of the Compensation Warrants and the due exercise of the Warrants issuable upon the due exercise of the Compensation Warrants. The Corporation covenants and agrees that all Common Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Corporation will take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Corporation will take all such actions are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law.

     (m)   Issue Tax. The issuance of certificates for Common Shares upon the
           ---------
           due exercise of Compensation Warrants or Warrants issuable upon the due exercise of the Compensation Warrants, as the case may be, shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

     (n)   Listing. The Corporation will, at its expense and as expeditiously as
           -------
           possible, use its reasonable commercial efforts to cause all Common Shares issuable upon the due exercise of the Compensation Warrants or Warrants issuable upon the due exercise of the Compensation Warrants, as the case may be, to be duly listed on The Toronto Stock Exchange prior to the issuance of such Common Shares.

     (o)   Fair Market Value. For the purposes of any computation hereunder, the
           ------------------
           "Fair Market Value" at any date shall be the weighted average sale price per share for the Common Shares of the Corporation for the 20 consecutive trading days immediately before such date on The Toronto Stock Exchange or such other stock exchange on which the Common Shares may then be listed, or, if the shares or any other security in respect of which a determination of Fair Market Value is being made are not listed on any stock exchange, the Fair Market Value shall be determined by the directors, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

2.   Replacement
     -----------

     Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Compensation Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Compensation Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Compensation Warrant Certificate).

3.   Expiry Date
     -----------

     The Compensation Warrants shall expire and all rights to purchase Units hereunder shall cease and become null and void at 5:00 p.m. (Toronto time) on March , 2004.

4.   Covenant
     --------

     So long as any Compensation Warrants remain outstanding the Corporation covenants that it shall do or cause to be done all things necessary to maintain its status as a reporting issuer not in default in each of the Reporting Jurisdictions.

5.   U.S. Securities Laws
     --------------------

     The holder:

     (a) acknowledges that the Common Shares and Warrants issuable upon the exercise of this Compensation Warrant have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state of the United States and may be offered and sold only outside the United States pursuant to Regulation S under the 1933 Act ("Regulation S") or in the United States in transactions exempt from such registration;

     (b) agrees that to the extent required by the 1933 Act or state securities laws: (i) such Common Shares and Warrants may be subject to a "distribution compliance period" imposed by Regulation S or a holding period imposed upon "restricted securities" under the 1933 Act or by applicable state law; and (ii) stop transfer orders may be placed on such Common Shares and Warrants and the certificates therefor may bear legends restricting their transfer.

6.   Defined Terms
     -------------

     All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the agency agreement dated as of February 28, 2002 between the Corporation and Sprott Securities Inc. and Raymond James Ltd.

7.   Governing Law
     -------------

     The laws of the Province of British Columbia and the laws of Canada applicable therein shall govern the Compensation Warrants.

8.   Assignment, Successors
     ----------------------

     Unless otherwise consented to in writing by the Corporation, such consent not to be unreasonably withheld, this Compensation Warrant Certificate may not be assigned. This Compensation Warrant Certificate shall enure to the benefit of the Holder and its successors and shall be binding on the Corporation and its successors.

   IN WITNESS WHEREOF the Corporation has caused this Compensation Warrant Certificate to be signed by a duly authorized officer.

   DATED as of ________________, 2002.


                                            CARDIOME PHARMA CORP.


                                            Per:__________________________

                                    Schedule "1"
                                    ------------

                                Election to Exercise

   The undersigned hereby irrevocably elects to exercise the number of Compensation Warrants of Cardiome Pharma Corp. set out below for the number of Units (or other property or securities subject thereto) as set forth below:

   (a) Number of Compensation Warrants to be Exercised: ________________________

   (b) Number of Units to be Acquired:   ________________________

   (c) Exercise Price per Unit:   $______________________________

   (d) Aggregate Purchase Price [(b) multiplied by (c)] $_______________________

and hereby tenders a certified cheque, bank draft or cash for such Aggregate Purchase Price, and directs such Units to be registered and certificates therefor to be issued as directed below.

The undersigned represents that:

                               [Please check one box]

   * It is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended), is acquiring the Units for its own account and not for the account or benefit of a U.S. person and has executed and delivered this Election outside the United States.

   * Accompanying this Election is a Representation Letter in the form attached as Exhibit 1 to the Compensation Warrant Certificate.

This Election has been executed and delivered in Canada.

   DATED this ______ day of ____________, 200__ .

                                            [NAME OF HOLDER]

                                            Per:________________________________

                                            ____________________________________
                                            Name of Registered Holder:

                                            ____________________________________
                                            Address of Registered Holder:

                                            ____________________________________

                                            ____________________________________

                                          Schedule "2"
                                          ------------

Cashless Exercise Form

   The undersigned hereby irrevocably elects to exercise the number of Compensation Warrants of Cardiome Pharma Corp. set out below for the number of Units (or other property or securities subject thereto) as set forth below:

   (a) Number of Compensation Warrants to be Exercised: ________________________

   (b) Exercise Price per Unit:   ________________________

   (c) Current Market Price:   $__________________________

   (d) Number of Units to be Acquired:   $________________________
        [(a) x ((c) - (b))/(c)]

and directs such Units to be registered and certificates therefore to be issued as directed below.

The undersigned represents that:

                                       [Please check one box]

   * It is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended), is acquiring the Units for its own account and not for the account or benefit of a U.S. person and has executed and delivered this Election outside the United States.

   * Accompanying this Election is a Representation Letter in the form attached as Exhibit 1 to the Compensation Warrant Certificate.

This Election has been executed and delivered in Canada.

   DATED this ______ day of ____________, 200__ .

                                            [NAME OF HOLDER]

                                            Per:________________________________

                                            _________________________________
                                            Name of Registered Holder:

                                            ____________________________________
                                            Address of Registered Holder:

                                            ____________________________________

                                            ____________________________________

                                            Exhibit 1

                                       Representation Letter


                                                              ____________, 2002


Cardiome Pharma Corp.
3650 Wesbrook Mall
Vancouver, B.C. V6S 2L2
CANADA

Ladies and Gentlemen:

   In connection with the purchase by the undersigned on this date of common shares and warrants (the "Securities") of Cardiome Pharma Corp. (the "Company"), the undersigned hereby confirms to you that:

1.   The undersigned:

     (a) is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act") because it is a broker-dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; and

     (b) is purchasing the Securities for its own account and not with a view to resale, distribution or other disposition in a manner that would violate the registration requirements of the Securities Act.

2. It acknowledges that neither the Securities nor any interest therein has been or will be registered under the Securities Act or the securities laws of any State or other political subdivision of the United States.

3. It further acknowledges and agrees that, because the Securities have not been registered under the Securities Act and are being offered and sold in a private offering under the exemption afforded by Section 4(2) of the Securities Act, the Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and cannot be reoffered or resold unless they are subsequently registered under the Securities Act or an exemption from registration thereunder is available, and that it will continue to bear the economic risk of its investment in the Shares for an indefinite period of time.

4. It agrees that it will not re-offer, resell, pledge, hypothecate or otherwise transfer or dispose of the Securities (or securities that may be received in replacement thereof or in exchange therefore) except:

     (a)   pursuant to an effective registration statement under the Securities
           Act;

     (b) in a transaction outside the United States meeting the requirements of Rule 904 of Regulation S under the Securities Act; or

     (c) in a transaction exempt from registration under the Securities Act and, in each case in compliance with any applicable state securities ("blue sky") laws.

     It agrees that in connection with any transaction pursuant to the foregoing clause (c), it will furnish to the Company a written opinion of counsel acceptable to the Company to the effect that such offer, sale, pledge, hypothecation, transfer or disposition is in compliance with the registration requirements of all applicable United States federal and state securities laws. It acknowledges and agrees that each certificate for the Securities (and any certificate issued in replacement therefore) shall bear a restrictive legend in substantially the following form and that an appropriate stop transfer order implementing the same shall be lodged with the transfer agent:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACTO F 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FORM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE TRANSFER AGENT FOR SUCH SECURITIES
     UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

5. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities. It acknowledges that it has had access to such information concerning the Company as it has deemed necessary to make an informed decision to purchase Securities, and has been afforded the opportunity to ask questions and receive satisfactory answers from representatives of the Company regarding the Company and the terms and conditions relating to investment in the Company, and all such questions have been answered to its full satisfaction.

                                               Very truly yours,

                                      SCHEDULE "C"
                           FORM OF U.S. SUBSCRIPTION AGREEMENT

Exhibit 4.3
Page EX 4.3-1


                           SUBSCRIPTION AGREEMENT
                           ----------------------

   This SUBSCRIPTION AGREEMENT (this "Agreement") made as of the last date set forth on the signature page hereof between Cardiome Pharma Corp. (the "Company"), and the undersigned (the "Subscriber").

                            W I T N E S S E T H:

   WHEREAS, Sprott Securities Inc. ("Sprott") and Raymond James Ltd. have been retained by the Company to act as agents (collectively the "Agents"), in the sale of units (the "Units," defined below) and in connection therewith, Sprott has retained Paramount Capital Inc. ("Paramount") to act as an agent, on a "best efforts" basis, in the private offering of the Units pursuant to Regulation D under the Act of 1933 as amended (the "Act") in the United States (Paramount and any of its agents, employees, officers, directors, consultants or assigns, hereinafter the "Selected Dealer"); and

   WHEREAS the Company desires to issue a minimum of _____ Units and a maximum of Units of the Company (the "Offering") at a price of $__________ per Unit ("Offering Price") for minimum gross proceeds of $10,000,000 ("Minimum Offering") and maximum gross proceeds of $15,000,000 ("Maximum Offering") on or before March 15, 2002, subject to an extension of 60 days at the discretion of the Agents and the Company without notice to the investors (the "Closing Date"). In addition, the Company has granted the Agents an option to offer an additional $5,000,000 of Units to cover over-allotments, if any (the "Over allotment Option"). The Minimum Offering will be offered on a "all or none, best efforts" basis. The Maximum Offering and the Over allotment Option, if exercised, will be offered on a "best efforts" basis. Each Unit consists of one common share, no par value (a "Cardiome Share"), in the capital of the Company and one quarter of one Cardiome Share purchase warrant (a "Cardiome Warrant") of the Company. Subject to adjustment in certain events, one whole Cardiome Warrant will entitle the holder thereof to purchase one Cardiome Share at any time on or before 24 months after the Closing Date ("Expiry Date") at a price equal to 200% of the Offering Price. The Offering Price was determined by the Agents and the Company. The Cardiome Shares and the Cardiome Warrants are being issued pursuant to the attached Offering Materials (defined below). The minimum investment by each individual investor will be $100,000 subject to the discretion of the Selected Dealer to accept purchases of lesser amounts. Unless otherwise stated, all dollar amounts in this Agreement refer to United States Dollars; and

   WHEREAS, the Subscriber desires to purchase that number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth.

   NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.   SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY SUBSCRIBER
     --------------------------------------------------------

     1.1 Subject to the terms and conditions hereinafter set forth and in the Preliminary Prospectus of the Company, filed with Canadian securities regulators, dated February 5, 2002 (such prospectus, together with all amendments thereof' and supplements and exhibits thereto, the "Prospectus"), the Confidential Private Placement Memorandum of the Company, dated February 20, 2002, (such memorandum, together with all amendments thereof and supplements and exhibits thereto, the "Memorandum"), this Agreement, as amended and supplemented (collectively with the Prospectus and the Memorandum, the "Offering Materials"), the Subscriber hereby irrevocably purchases for itself and agrees to purchase

Page EX 4.3-2

from the Company such number of Units and the Company agrees to sell to the Subscriber such number of Units, as is set forth on the signature page hereof at a price per Unit equal to the Offering Price. The purchase price is payable by solely wire transfer of immediately available funds, pursuant to the payment instructions described in the Memorandum, contemporaneously with the execution and delivery of this Agreement, as supplemented. The Subscriber understands, however, that the purchase and sale of the Units is contingent upon the Company making sales of the Minimum Offering prior to the Offering Termination Date (as defined in Section 3.2 below).

      1.2 The Subscriber hereby warrants and represents that it recognizes that the purchase of the Units involves a high degree of risk including, but not limited to, the following: (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (b) the Subscriber may not be able to liquidate its investment, (c) transferability of the Cardiome Shares, the Cardiome Warrants, and the Cardiome Shares issuable upon exercise of the Cardiome Warrants (sometimes hereinafter collectively referred to as the "Securities") is limited. Without limiting the generality of the representations set forth in Section 1.5 below, the Subscriber represents that the Subscriber has carefully reviewed the section of the Prospectus captioned "Risk Factors" and the section of the Memorandum entitled "Additional Risk Factors for United States Investors"

      1.3 The Subscriber represents that: it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D, as indicated by the Subscriber's responses to the questions contained in Article VII hereof, and by reason of its business and financial experience and the business and financial experience of those persons it may have retained to advise it with respect to its investment in the Securities it, together with such advisors, has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective investment.

      1.4 The Subscriber hereby acknowledges and represents that: (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the National Association of Securities Dealers, Inc. (the "NASD") automated quotation system ("NASDAQ"), or the Subscriber, at its own risk and expense, has employed the services of a "purchaser representative" (as defined in Rule 501(h) of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber to evaluate the merits and risks of such an investment on the Subscriber's behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

      1.5 The Subscriber hereby acknowledges receipt and careful review of the Offering Materials and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

      1.6   (a)   In making the decision to invest in the Units, the Subscriber has not relied on the Agents or the Selected Dealer, but has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of the Subscriber's consideration of an investment in the Units other than the Offering Materials.

Page EX 4.3-3

The Subscriber acknowledges and agrees that (i) the Company has prepared the Offering Materials and that no other person, including without limitation, the Agents and the Selected Dealer, has supplied any information for inclusion in the Offering Materials other than information furnished in writing to the Company by the Agents or the Selected Dealer specifically for inclusion in those parts of the Offering Materials relating specifically to the Agents or the Selected Dealer, respectively; (ii) neither the Agents nor the Selected Dealer has responsibility for the accuracy or completeness of the Offering Materials; and (iii) the Subscriber has not relied upon the independent investigation or verification, if any, that may have been undertaken by the Agents or the Selected Dealer.

         (b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Units by the Company, the Agents, or the Selected Dealer (or their respective authorized agents or representatives) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not receive any general solicitation or general advertising including, but not limited to:
(A) receive or review any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

      1.7 The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, including Paramount, directly or indirectly), has the capacity to protect the Subscriber's own interests in connection with the transaction contemplated hereby.

      1.8 The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the "SEC") nor any state regulatory authority as the Offering is intended to be exempt from the registration requirements of Section 5 of the Act pursuant to Regulation D and the registration requirements of applicable state "blue sky" securities laws or regulations.

      1.9 The Subscriber understands that the Cardiome Shares and Cardiome Warrants comprising the Units have not been registered under the Act or under any state securities or "blue sky" laws or regulations by reason of a claimed exemption that depends, in part, upon the Subscriber's investment intention and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Act and under any applicable state securities or "blue sky" laws or regulations or unless an exemption from such registration is available, subject to Section 1.11 herein. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber's own account for investment purposes only and not with a view toward the resale or distribution to others. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

      1.10 The Subscriber understands that there is no public market in the United States for the Securities and that no market may develop in the United States for any of such Securities. The Subscriber understands that even if a public market develops for such Securities, Rule 144 ("Rule 144") promulgated under the Act requires for non-affiliates, among other conditions, a one-year holding period prior to the resale in the United States (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Act or any state securities or "blue sky" laws other than as set forth in Article V.

Page EX 4.3-4


      1.11 The Subscriber agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Securities, it will not offer, sell or otherwise transfer, pledge or hypothecate any of such Securities (other than pursuant to an effective registration statement under the Act), directly or indirectly unless an offer and sale or other disposition is:

             (i)     to the Company; or

             (ii) made outside the United States in accordance with the requirements of Rule 904 of Regulation S under the Act; or

             (iii) made pursuant to the exemption from registration under the Act provided by Rule 144 thereunder; or

             (iv) in a transaction that does not require registration under the Act or any applicable United States state laws, rules and regulations governing the offer and sale of securities, and it has theretofore furnished to the Company an opinion to that effect of counsel of recognized standing reasonably satisfactory to the Company.

      1.12 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR
    (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE ISSUER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM THE TRANSFER AGENT FOR SUCH SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE ISSUER, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Provided that the Securities are being sold pursuant to Section 1.11 (ii) above, the Company covenants and represents that the legend nay be removed by providing a declaration to the transfer agent for the Securities of the Company substantially as attached hereto as Appendix A (or as the Company may prescribe from time to time) upon the sale of the Securities by the Subscriber.

Page EX 4.3-5


      1.13 The Subscriber understands that the Selected Dealer, the Agents, and/or the Company will review this Agreement and are hereby given authority by the Subscriber to call the Subscriber's bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Selected Dealer, the Agents and the Company, each at their sole discretion, reserve the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any purchase, to accept purchases for fractional Units and to close the Offering to the Subscriber at any time and that the Company will issue stop transfer instructions to its transfer agent with respect to such Securities.

      1.14 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber's principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

      1.15 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Units. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

      1.16 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so

      1.17 The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 7.4 below.

      1.18   (a)   The Subscriber agrees not to issue any public statement
with respect to the Subscriber's investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

             (b) The Company agrees not to disclose the name, address or any other information about the Subscriber, except as required by law or applicable regulatory authorities; provided, that the Company may use the name (but not the address) of the Subscriber in any registration statement filed pursuant to
Article V in which the Subscriber's Securities are included.

      1.19 The Subscriber represents and warrants that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

      1.20 The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents (including the Selected Dealer, the Agents and their respective officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Securities by the Subscriber in violation of the Act or any applicable state securities or "blue sky" laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement (including the Confidential Investor Questionnaire contained in Article VII herein) or any

Page EX 4.3-6

other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

      1.21 The Subscriber understands, acknowledges and agrees with the Company and the Selected Dealer that, except as otherwise set forth herein, that the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

      1.22 The Subscriber understands, acknowledges and agrees with the Company, the Agents and the Selected Dealer that the Offering is intended to be exempt from registration under the Act pursuant to the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the representations made by the Subscriber herein.

      1.23 The Subscriber understands and acknowledges the Selected Dealer has been engaged by Sprott to act as a introducing agent and is acting as a introducing agent in connection with this Offering and will receive a commission in the form of both cash and warrants from Sprott and Sprott will reimburse the Selected Dealer's reasonable out-of-pocket expenses in connection with the Offering (including legal fees).

      1.24 The Subscriber acknowledges that the information contained in this Agreement or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber's personal benefit (other than in connection with this Agreement, as supplemented) nor disclosed to any third party for any reason, notwithstanding that the Subscriber's subscription may not be accepted by the Company; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof,
(ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

II.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      ---------------------------------------------

      The Company hereby represents and warrants to the Subscriber that:

      2.1   Organization, Good Standing and Qualification. The Company is a
            ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of The Province of British Columbia and has full corporate power and authority to conduct its business.

      2.2   Capitalization and Voting Rights. The authorized, issued and
            --------------------------------
outstanding capital stock of the Company is as set forth in the Prospectus, as of the date of the Prospectus, and all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable. As of January 31, 2001, except as set forth in the Prospectus, there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company.

Page EX 4.3-7

Except as set forth in the Prospectus and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company's Memorandum and Articles of Incorporation or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

      2.3   Authorization; Enforceability. The Company has all corporate
            -----------------------------
right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization execution, delivery and performance of this Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Cardiome Shares, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The Company shall, at all times when any of the Cardiome Warrants remain outstanding, have authorized and reserved for issuance a sufficient number of Cardiome Shares to provide for exercise of the Cardiome Warrants. Upon the exercise of the Cardiome Warrants in accordance with their terms and the issuance and delivery of the Cardiome Shares issuable upon exercise of the Cardiome Warrants, such Cardiome Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Cardiome Shares contemplated hereby and the issuance and sale of the Cardiome Shares underlying the Cardiome Warrants, will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this Offering.

      2.4   No Conflict; Governmental Consents.
            -----------------------------------

            (a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, role, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Memorandum and Articles of Incorporation of the Company, and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

            (b) No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Units or the Securities comprising the Units, except such filings as may be required to be made with the SEC, NASD, NASDAQ, the Toronto Stock Exchange (the "TSE") and with any state or foreign blue sky or other securities regulatory authority and any Canadian securities regulatory authority, all of which filing has been or will be timely made.

      2.5   Litigation. The Company knows of no pending or threatened legal or
            ----------
governmental proceedings against the Company which could materially adversely affect the business, property, financial condition or operations of the Company or which materially and adversely questions the validity of this Agreement or any agreements related to the transactions contemplated hereby or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could materially adversely affect the business, property, financial condition or operations of

Page EX 4.3-8

the Company. There is no action, suit, proceeding or investigation by the Company currently pending in any court or before any arbitrator or that the Company intends to initiate.

      2.6   Disclosure. The information set forth in the Offering Materials as
            ----------
of the date of the Prospectus contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      2.7   Investment Company. The Company is not an "investment company"
            -------------------
within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

      2.8   Selected Dealer. The Company has engaged, consented to and
            ----------------
authorized the Agents to act as exclusive agents of the Company solely in connection with the transactions contemplated by this Agreement. Sprott, with the consent of the Company, will pay the Selected Dealer a commission in the form of both cash and Broker's Warrants (as defined in the Prospectus) and will reimburse the Selected Dealer's reasonable out-of-pocket expenses incurred in connection with the Offering (including legal fees).

III.   TERMS OF SUBSCRIPTION
       ---------------------

      3.1 The minimum investment that may be made by any prospective investor in the Units is $100,000. Subscriptions for investment below the minimum investment may be accepted at the discretion of the Selected Dealer.

      3.2 Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with Sprott. If the Company shall not have obtained subscriptions (including this subscription) equal to the Minimum Offering on or before the Closing Date (such date, as it may be so extended, the "Offering Termination Date"), then this purchase shall be void and all funds paid hereunder by the Subscriber shall be promptly returned to the Subscriber, without interest. The Subscriber hereby authorizes and directs the Company, the Agents and the Selected Dealer to direct Sprott to return any funds for unaccepted purchases to the same account from which the funds were drawn, including any customer account maintained with the Selected Dealer.

      3.3 Upon receipt of sales of at least the Minimum Offering, on or prior to the Offering Termination Date, the Company, the Agents, and the Selected Dealer will conduct a closing at a time and place of their choice, of the purchase and sale of Units (the "Closing").

      3.4 Certificates representing the Units purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber within 10 business days following the Closing. The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Units purchased by the Subscriber pursuant to this Agreement directly to the Subscriber's account maintained by the Selected Dealer, if any, or, if no such account exists, to the residential or business address indicated on the signature page hereto.

IV.   CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS
      --------------------------------------------

      4.1 The Subscriber's obligation to purchase the Units at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of the Subscriber to the extent permitted by law:

Page EX 4.3-9

            (a)   Representations and Warranties Correct. The representations
                  --------------------------------------
and warranties made by the Company in Article II hereof shall be true and correct in all material respects.

            (b)   Covenants. All covenants, agreements and conditions contained
                  ---------
in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

            (c)   No Legal Order Pending. There shall not then be in effect any
                  ----------------------
legal or other order enjoining or restraining the transactions contemplated by this Agreement.

            (d)   No Law Prohibiting or Restricting Such Sale. There shall not
                  -------------------------------------------
be in effect any law, rule or regulation prohibiting or restricting such sale or requiting any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

            (e)   The Acquisition is Complete. All material conditions of the
                  ---------------------------
Acquisition Agreement (as defined in the Prospectus), with the exception of this Offering, shall have been satisfied by the Company and Paralex (as defined in the Prospectus).

V.   REGISTRATION RIGHTS
     -------------------

      5.1 As used in this Agreement, the following terms shall have the following meanings:

            (a) "Affiliate" shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

            (b) "Business Day" shall mean a day Monday through Friday on which banks are generally open for business in New York.

            (c) "Exchange Act" shall mean the United States Securities Exchange Act of 1934.

            (d) "Holder" or "Holders" shall mean the Subscriber(s) who hold Registrable Securities (including, without limitation, Cardiome Shares issuable upon exercise of the "Cardiome Warrants or any person(s) to whom the rights under this Article V have been transferred in accordance with Section 5.9 hereof).

            (e) "Person" shall mean any individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

            (f) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

            (g) "Registrable Securities" shall mean (i) the Cardiome Shares issued as part of the Units; (ii) the Cardiome Shares issuable upon exercise of the Cardiome Warrants; and (iii) any Cardiome Shares issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a

Page EX 4.3-10

dividend or other distribution with respect to or in replacement of the Cardiome Shares issued as part of the Units, the Cardiome Warrants, and/or the Cardiome Shares underlying the Cardiome Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they
(A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Exchange Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee pursuant to Section 5.9; or (D) have not become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Act.

            (h) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

            (i) "Registration Statement" shall have the meaning ascribed to such term in Section 5.2.

            (j) "Registration Period" shall have the meaning ascribed to such term in Section 5.2.

            (k) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

      5.2   (a)   Subject to the terms herein, the Company shall, as soon as practicable but not later than 30 days after the Closing Date (the "Outside Filing Date"), (a) file a registration statement (the "Registration Statement") for resale by the Holders of the Registrable Securities with the SEC and use its best efforts to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the initial filing of the Registration Statement; and (b) cause such Registration Statement to remain effective for the period (the "Registration Period") until the earlier of (i) such date as the holders of the securities have completed the distribution described in the Registration Statement; (ii) at such time that such shares are no longer, by reason of Rule 144(k) under the Act, required to be registered for the sale thereof by such holders; or (iii) such time that no Holders are in possession of Registrable Securities.

            (b) Prior to the Closing Date, the Company will obtain the conditional approval of the TSE to the listing of the Cardiome Shares and the Cardiome Shares issuable upon exercise of the Cardiome Warrants for resale on the TSE.

            (c) Notwithstanding the foregoing, the Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

      5.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 5.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

      5.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such

Page EX 4.3-11

registration, qualification, exemption and compliance. At its expense the Company shall:

            (a) use its best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective during the Registration Period;

            (b)   advise the Holders as soon as practicable:

                  (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

            (c) make every reasonable; effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

            (d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC;

            (e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement coveting the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Exchange Act, including the reasonable production of information at the Company's headquarters;

Page EX 4.3-12

      (f) during the Registration Period, deliver to each Holder, without charge, (i) as soon as practicable (but in the case of the annual report of the Company to its stockholders, within 180 days after the end of each fiscal year of the Company) one copy of the following documents: (A) its annual report to its stockholders, if any (which annual report shall contain audited financial statements with a reconciliation to generally accepted accounting principles in the United States of America prepared by a firm of certified public accountants of recognized standing); (B) if not included in substance in its annual report to stockholders, its annual report on Form 20F (or such similar form); (C) each of its quarterly or periodic reports on Form 6K (or similar form), and (D) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) upon reasonable request, all exhibits excluded by the parenthetical to the immediately preceding clause (D), and all other information that is generally available to the public;

      (g) use commercially reasonable efforts to qualify any of the Registrable Securities for sale in such states as the Holder reasonably designates. However, the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement;

      (h) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least five (5) business days prior to sales of Registrable Securities pursuant to such Registration Statement;

      (i) upon the occurrence of any event contemplated by Section 5.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

      (j) use its best efforts to comply with all applicable rules and regulations of the SEC, and will make generally available to the Holder not later than 60 days (or 140 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Exchange Act.

      5.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 5.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

      5.6   (a)   To the extent permitted by law, the Company shall indemnify and hold harmless the Holder, and each Person controlling such Holder, if any, within the meaning of Section 15 of the Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or

Page EX 4.3-13

necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, and each Person controlling such Holder, if any, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based upon any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of the Registration Statement, prospectus or offering circular; provided, further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in (i) the amended prospectus on file with the SEC at the time the registration statement becomes effective, (ii) in an amended prospectus filed with the SEC pursuant to Rule 424(b) of the Act, or
(iii) in the prospectus subject to completion under Rule 434 of the Act, which together meet the requirements of Section 10(a) of the Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any such Holder or any such controlling Person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

            (b) The Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided, however, that the indemnity shall not apply to the extent that such claim, loss, damage or liability results frown the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement, except in the event of fraud by such Holder.

            (c) Each party entitled to indemnification under this Section 5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying

Page EX 4.3-14

Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the ability of the Indemnifying Party to defend against such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            (d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holder the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 5.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 5.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 5.6(d) hereof. The Parties agree that it would not be just and equitable if contributions pursuant to this Section 5.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations as set forth in this Section 5.6. Notwithstanding the provisions of this Section 5.6(d), the Holder shall not be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      5.7   (a)   The Holder agrees that, upon receipt of any notice from the
Company of the happening of any event requiting the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until its receipt of copies of the supplemented or amended prospectus from the Company, such prospectus to be forwarded promptly to the Subscriber by the Company, and, if so directed by the Company, the Holder shall deliver to the Company all copies, other than permanent file copies then in the Holder's possession, of the prospectus coveting such Registrable Securities current at the time of receipt of such notice.

Page EX 4.3-15

            (b) The Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 5.2 during (i) any period not to exceed two 30-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period within any one 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

            (c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

            (d) The Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Exchange Act to be satisfied, and
(ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the TSE or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

            (e) The Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

            (f) The Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to the Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

            (g) At the end of the Registration Period, the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

      5.8 With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

Page EX 4.3-16


            (c) so long as the Holder owns any unregistered Registrable Securities, furnish to the Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Act, and of the Exchange Act, a copy of the most recent annual, or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

      5.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 5.2 may be assigned in full by the Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) the Holder gives written notice to the Company of such transfer; and (iii) the transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 5.9, the rights of the Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall be null and void and shall cause all rights of the Holder to be forfeited.

      5.10 With the written consent of the Company and the Holder, any provision of this Article V may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended.

VI.   MISCELLANEOUS
      -------------

      6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

             if to the, to it at:

             Cardiome Pharma Corp.
             3650 Westbrook Mall
             Vancouver, BC V6S 2L2 Canada
             Attn: President

             With a copy to:

             Catalyst Corporate Finance Lawyers
             1400-1055 West Hastings Street
             Vancouver, BC V6E 2E9 Canada
             Attn: Michael Varabioff, Esq.

             And

             Preston Gates & Ellis LLP
             701 Fifth Avenue
             Suite 5000
             Seattle, WA 98104
             Attn: Sam Haviland

Page EX 4.3-17


             If to Selected Dealer

             Paramount Capital, Inc.
             787 7th Avenue
             New York, NY 10019
             Attn: Stephen C. Rocamboli, Esq.

             If to Agents

             Sprott Securities, Inc.
             Royal Bank Plaza South
             200 Bay Street, Suite 3450
             Toronto, ON M5J 2J2
             Attn: Robert Chalmers

             Raymond James Ltd.
             925 West Georgia Street
             Suite 2200
             Vancouver, BC V6C 3L2
             Attn: Patrick Wolfe

             if to the Subscriber, to the Subscriber's address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

      6.2 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

      6.3 Subject to the provisions of Section 5.9, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      6.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided, subject, however, to the right hereby :reserved by the Company to enter into the same agreements with other purchasers and to add and/or delete other persons as purchasers.

      6.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM
FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE

Page EX 4.3-18

PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

      6.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

      6.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

      6.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

      6.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      6.10 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

      6.11 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except (a) for the holders of Registrable Securities and (b) for the Selected Dealer pursuant to Sections 1.6(a), 2.8, and 5.6 hereof.

VII.   CONFIDENTIAL INVESTOR QUESTIONNAIRE
       -----------------------------------

      7.1 The Subscriber represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE
TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___       The undersigned is an individual (not a partnership,
                     corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

                     Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Page EX 4.3-19


Category B ___       The undersigned is an individual (not a partnership,
                     corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding: any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C ___       The undersigned is a director or executive officer of the
                     Company which is issuing and selling the Units.

Category D ___       The undersigned is a bank, as defined in Section 3(a)(2) of the Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;
                     any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment
                     Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business
                     Investment Company ("SBIC") licensed by the U.S. Small
                     Business Administration under Section 301(c) or (d) of the
                     Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement
                     Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (describe entity).

                     -----------------------------------------------------------

Category E ___       The undersigned is a private business development company
                     as defined in section 202(a)(22) of the Investment Advisors
                     Act of 1940. (describe entity)

                     -----------------------------------------------------------

Category F ___       The undersigned is either a corporation, partnership,
                     Massachusetts business trust, or non-profit organization within the meaning of Section 501 (c)(3) of the Internal
                     Revenue Code, in each case not formed for the specific purpose of acquiring the Units and with total assets in excess of $5,000,000. (describe entity)

                     -----------------------------------------------------------

                     -----------------------------------------------------------

Category G ___       The undersigned is a trust with total assets in excess of
                     $5,000,000, not formed for the specific purpose of acquiring the Units, where the purchase is directed by a "sophisticated investor" as defined in Regulation 506(b)
                     (2)(ii) under the Act.

Page EX 4.3-20


Category H ___       The undersigned is an entity (other than a trust) in which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

                     -----------------------------------------------------------

                     -----------------------------------------------------------

                     The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

      7.2   SUITABILITY (please answer each question)

            (a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------

            (b) For an individual Subscriber, please describe any college or graduate degrees held by you:

            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------

            (c)   For all Subscribers, please list types of prior investments:

            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------

            (d) For all Subscribers, please state whether you have you participated in other private placements before:
                                        ------------------

                  YES _____   NO _____

            (e) If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private
                                                                    -------
                  placements of:
                  ----------

                    Public               Private            Public or Private
                  Companies            Companies        Biotechnology Companies
                --------------------  -----------------  -----------------------
Frequently      --------------------  -----------------  -----------------------
Occasionally    --------------------  -----------------  -----------------------
Never           --------------------  -----------------  -----------------------

Page EX 4.3-21

            (f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

                  YES _____   NO _____

            (g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

                  YES _____   NO _____

            (h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

                  YES _____   NO _____

            (i) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to purchase?

                  YES _____   NO _____

            (j) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

                  YES _____   NO _____

      7.3   MANNER IN WHICH TITLE IS TO BE HELD. (circle one)
            -----------------------------------

            (a)   Individual Ownership
            (b)   Community Property
            (c) Joint Tenant with Right of Survivorship (both parties must sign)
            (d)   Partnership*
            (e)   Tenants in Common
            (f)   Company*
            (g)   Trust*
            (h)   Other

      *If Units are being purchased for by an entity, the attached Certificate of Signatory must also be completed.

      7.4   NASD AFFILIATION.
            -----------------

Are you affiliated or associated with an NASD member firm (please check one):

   YES _____   NO _____

If Yes, please describe:

--------------------------------------------

--------------------------------------------

Page EX 4.3-22


*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by
Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

-------------------------------------------
Name of NASD Member Firm

By:
     Authorized Officer

Date: _____________________________________

      7.5 The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VII and such answers have been provided under the assumption that the Company will rely on them.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Page EX 4.3-23


UNITS PURCHASED _________ X OFFERING PRICE (______) = $________________
               -----------                  ------     -------------------------
("PURCHASE PRICE")

-------------------------------------     --------------------------------------
Signature                                 Signature (if purchasing jointly)


Name Typed or Printed                     Name Typed or Printed

-------------------------------------     --------------------------------------
Entity Name                               Entity Name

-------------------------------------     --------------------------------------
Address                                   Address

-------------------------------------     --------------------------------------
City, State and Zip Code                  City, State and Zip Code

-------------------------------------     --------------------------------------
Telephone-Business                        Telephone-Business

-------------------------------------     --------------------------------------
Telephone-Residence                       Telephone-Residence

-------------------------------------     --------------------------------------
Facsimile-Business                        Facsimile-Business

-------------------------------------     --------------------------------------
Facsimile-Residence                       Facsimile-Residence

-------------------------------------     --------------------------------------
Tax ID # or Social Security #             Tax ID # or Social Security #

Name in which securities should be issued:

Dated:   ___________________, 2002

 This Subscription Agreement is agreed to and accepted as of ___________, 2002.

                                          CARDIOME PHARMA CORP.


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

Page EX 4.3-24

                           CERTIFICATE OF SIGNATORY

                        (To be completed if Units are
                       being purchased for by an entity)

I, ___________________________________ am the ________________________________
of ________________________________ (the "Entity").

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Units, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

   IN WITNESS WHEREOF, I have set my hand this ____ day of ___________________.



                                                   (Signature)

Page EX 4.3-25

                      REGULATION "S" RESALE REPRESENTATION LETTER
                      -------------------------------------------


Cardiome Pharma Corp.
3650 Westbrook Mall
Vancouver, BC
Canada V6S 2L2
Attn: President


To Whom It May Concern:

The undersigned (A) acknowledges that the sale of the securities of Cardiome Pharma Corp. (the "Company") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "Act") and (B) certifies that: (1) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (2) neither the seller (or its affiliates) nor any person acting on its behalf engaged in any "directed selling efforts" in the United States in connection with the offer and sale of such securities; (3) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the Act); (4) the seller does not have a short position in the securities sold and does not intend to replace the securities sold in reliance on Rule 904 with fungible unrestricted securities;
(5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Act; and (6) the undersigned is not an "affiliate" (as defined in Rule 405 under the Act) of the Issuer. Terms used herein have the meanings given to them by Regulation S.


-------------------------------------
By:
Its:
Date: